[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 10.18

DISCOVERY COLLABORATION AND LICENSE

AGREEMENT

between

BICYCLETX LIMITED

and

GENENTECH, INC.

Dated as of February 21, 2020

Page

ARTICLE 1	DEFINITIONS	1
ARTICLE 2	DISCOVERY COLLABORATION AND ACTIVITIES	23
2.1	Collaboration Overview	23
2.2	Discovery Research Plan	23
2.3	Phases of the Collaboration	23
2.4	Discovery Research Activities	27
2.5	Discovery Progression Decision Points	28
ARTICLE 3	TARGET NOMINATION AND SUBSTITUTION	32
3.1	Target Nomination	32
3.2	Target Substitution	34
3.3	Genentech Reserved Targets	36
ARTICLE 4	COLLABORATION MANAGEMENT	36
4.1	Joint Research Committee	36
4.2	General Provisions Applicable to the JRC	37
4.3	Decisions	38
4.4	Limitations on Authority	39
4.5	Alliance Manager	39
4.6	Discontinuation of the JRC	39
4.7	Interactions Between a Committee and Internal Teams	39
4.8	Working Groups	39
4.9	Expenses	40
ARTICLE 5	DEVELOPMENT AND REGULATORY	40
5.1	Development of Licensed Products following Dev Go	40
5.2	Additional Discovery Activities After Dev Go Notice	40
5.3	Transfer of CMC Materials [***]	41
5.4	Technology Transfer Following Dev Go	42
5.5	Subcontracting	42
5.6	Regulatory Matters	43
ARTICLE 6	COMMERCIALIZATION	44
6.1	In General	44
6.2	Commercialization Diligence	44
6.3	Product Trademarks	44
6.4	Commercial Supply of Compounds or Licensed Products	44

- i -

(continued)

Page

ARTICLE 7	GRANT OF RIGHTS	44
7.1	Grants to Genentech	44
7.2	Grants to Bicycle	45
7.3	Residual Knowledge	45
7.4	Sublicenses	46
7.5	Distributorships	46
7.6	Retention of Rights	46
7.7	No Implied Licenses	46
7.8	Exclusivity	46
ARTICLE 8	PAYMENTS AND RECORDS	47
8.1	Upfront Payment	47
8.2	Target Nomination; Targeting Arms	47
8.3	Target Substitution	48
8.4	Discovery Milestones	48
8.5	Development, Regulatory and First Commercial Sale Milestones	48
8.6	Sales-Based Milestones	50
8.7	Royalties	50
8.8	Royalty Payments and Reports	52
8.9	Mode of Payment	53
8.10	No Exclusion for a Bona Fide Claim	53
8.11	Withholding Taxes	53
8.12	Taxes	54
8.13	Interest on Late Payments	54
8.14	Audit	54
8.15	Audit Dispute	54
8.16	Confidentiality	54
8.17	No Other Compensation	55
ARTICLE 9	INTELLECTUAL PROPERTY	55
9.1	Ownership of Intellectual Property	55
9.2	United States Law	55
9.3	Assignment Obligation	55
9.4	Patent Prosecution and Maintenance	56
9.5	Patent Enforcement	60

- ii -

(continued)

Page

9.6	Infringement Claims by Third Parties	62
9.7	Invalidity or Unenforceability Defenses or Actions	62
9.8	Third Party Licenses	63
9.9	Product Trademarks	63
9.10	Inventor’s Remuneration	64
9.11	Common Interest	64
ARTICLE 10	PHARMACOVIGILANCE AND SAFETY	64
10.1	Pharmacovigilance	64
10.2	Notification requirements	64
ARTICLE 11	CONFIDENTIALITY AND NON-DISCLOSURE	64
11.1	Confidentiality Obligations	64
11.2	Permitted Use or Disclosures	65
11.3	Use of Name	66
11.4	Press Releases	67
11.5	Publications	67
11.6	Destruction of Confidential Information	68
ARTICLE 12	REPRESENTATIONS AND WARRANTIES	68
12.1	Mutual Representations and Warranties	68
12.2	Additional Representations and Warranties of Bicycle	69
12.3	Additional Representations,Warranties and Covenants of Genentech	70
12.4	Covenants of Bicycle	70
12.5	DISCLAIMER OF WARRANTIES	71
ARTICLE 13	INDEMNIFICATION; INSURANCE	71
13.1	Indemnification of Bicycle	71
13.2	Indemnification of Genentech	71
13.3	Notice of Claim	71
13.4	Control of Defense	72
13.5	Limitation of Liability	72
13.6	Insurance	72
ARTICLE 14	TERM AND TERMINATION	73
14.1	Term	73
14.2	Termination For Convenience	73
14.3	Termination for Uncured Material Breach	74

- iii -

(continued)

Page

14.4	Termination for Insolvency	75
14.5	Rights in Bankruptcy	75
14.6	Effects of Termination	76
14.7	Rights in Lieu of Termination	79
14.8	Termination of Terminated Territory	80
14.9	Accrued Rights; Surviving Obligations	80
ARTICLE 15	MISCELLANEOUS	81
15.1	Force Majeure	81
15.2	Export Control	81
15.3	Assignment	82
15.4	Effects of a Change of Control	82
15.5	Severability	82
15.6	Governing Law, Jurisdiction and Service	82
15.7	Dispute Resolution	83
15.8	Notices	84
15.9	Entire Agreement; Amendments	85
15.10	English Language	85
15.11	Waiver and Non-Exclusion of Remedies	85
15.12	No Benefit to Third Parties	85
15.13	Further Assurance	85
15.14	Relationship of the Parties	86
15.15	Performance by Affiliates	86
15.16	Counterparts; Facsimile Execution	86
15.17	References	86
15.18	Schedules	86
15.19	Construction	86

SCHEDULES

Schedule 1.60	Dev Go Criteria for the Initial Collaboration Targets
Schedule 1.66	Discovery Construct Threshold Criteria
Schedule 1.69	Initial Discovery Research Plan
Schedule 1.81	Existing Targeting Arms
Schedule 1.111	Genentech Reserved Targets
Schedule 1.113	Genentech Specified Countries
Schedule 1.120	Hit Success Criteria for the Initial Collaboration Targets

- iv -

Schedule 1.128	Initial Collaboration Targets
Schedule 1.150	LSR Go Criteria for the Initial Collaboration Targets
Schedule 2.3.2 Part 1	Genentech Targeting Arms of Interest
Schedule 2.3.2 Part 2	[***] Terms of the [***] License
Schedule 2.3.2 Part 3	Targeting Arm Criteria applicable to the [***] Targeting Arm
Schedule 12.2.1	Existing Patents
Schedule 15.7.3	Arbitration

- v -

DISCOVERY COLLABORATION AND LICENSE AGREEMENT

This Discovery Collaboration and License Agreement (the “Agreement”) is made and entered into effective as of February 21, 2020 (the “Effective Date”) by and between BicycleTx Limited, a company incorporated in England and Wales (“BicycleTx”), and Genentech, Inc., a Delaware corporation (“Genentech”).  BicycleTx and Genentech are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, BicycleTx owns or controls certain intellectual property rights with respect to a proprietary phage display discovery platform and related technology for the identification and optimization of Bicycles (as defined herein) suitable for development and commercialization as therapeutic products;

WHEREAS, the Parties desire to collaborate to conduct certain Discovery Research Activities (as defined herein) to generate Bicycles directed to targets selected by Genentech, and to advance the resulting constructs into further pre-clinical development and potential clinical development and commercialization as product candidates; and

WHEREAS, BicycleTx wishes to grant to Genentech, and Genentech wishes to receive, a license under such intellectual property rights to develop and commercialize products incorporating such Bicycles and resulting constructs in the Territory (as defined herein), in each case in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1        “Accounting Standards” means, with respect to a Party and its Affiliates, either (a) International Financial Reporting Standards (“IFRS”) or (b) United States generally accepted accounting principles (“GAAP”), in either case ((a) or (b)) that are used at the applicable time, and as consistently applied, by such Party or any of its Affiliates.

1.2        “Acquisition” means, with respect to a Party, a merger, acquisition (whether of all of the stock or all or substantially all of the assets of a Person or any operating or business division of a Person) or similar transaction by or with the Party, other than a Change of Control of the Party.

1.3        “Additional Discovery Activities” has the meaning set forth in Section 5.2.

1.4        “Adverse Ruling” has the meaning set forth in Section 14.3.2.

1.5        “Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Party.  For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).  Anything to the contrary in this paragraph notwithstanding, [***] shall not be deemed an Affiliate of Genentech unless Genentech provides written notice to BicycleTx of its desire to include [***] as Affiliate(s) of Genentech.

1.6        “Agreement” has the meaning set forth in the preamble hereto.

1.7        “Alliance Manager” has the meaning set forth in Section 4.5.

1.8        “Antigen Target” means a Target expressed by cells or tissues of interest and (a) may comprise (but is not limited to) proteins expressed within the tumor microenvironment, by tumor cells, or by immune cells and (b) is intended to provide a localization address rather than a functional and/or immunomodulatory response.

1.9        “Applicable Law” means federal, state, local, national and supra-national laws, statutes, rules, and regulations, including any rules, regulations, guidelines, or other requirements enacted by a government authority, including Regulatory Authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the Term and applicable to the performance by a Party of its obligations, or exercise of its rights, under this Agreement.

1.10      “Audit Expert” has the meaning set forth in Section 8.15.

1.11      “Bankruptcy Code” has the meaning set forth in Section 14.5.1.

1.12      “Bicycle” means a monomeric peptide or peptide derivative crosslinked via a central scaffold to form a conformationally constrained structure with more than one cyclic component.

1.13      “Bicycle Construct” means a molecule that contains (a) a Bicycle that is specifically directed to or capable of binding a Modulator Target, with or without (b) a Targeting Arm.

1.14      “BicycleTx” has the meaning set forth in the preamble hereto.

1.15      “BicycleTx Background Know-How” means all Know-How that (a) is Controlled by BicycleTx or any of its Affiliates on the Effective Date or during the Term as a result of performing activities outside the scope of this Agreement and (b) is [***] for (i) the discovery, validation, characterization, and testing of Bicycle Constructs or (ii) Exploiting any Compound or Licensed Product.

1.16      “BicycleTx Background Patents” means all Patents that (a) are Controlled by BicycleTx or any of its Affiliates on the Effective Date or during the Term and (b) solely Cover BicycleTx Background Know-How.

1.17      “BicycleTx Collaboration Invention” has the meaning set forth in Section 1.45.

1.18      “BicycleTx Collaboration Know-How” means all Collaboration Know-How that is generated by or on behalf of BicycleTx or its Affiliates solely or jointly with a Third Party, including all Know-How in BicycleTx Collaboration Inventions.

1.19      “BicycleTx Collaboration Patents” means all Patents that Cover BicycleTx Collaboration Inventions.

1.20      “BicycleTx Future Independent Targeting Arm” means any Targeting Arm Controlled by BicycleTx during the Term and developed or acquired by BicycleTx independently of activities under this Agreement.

1.21      “BicycleTx Future In-License Agreement” means any agreement entered into during the Term by and between BicycleTx and a Third Party with respect to [***] that are [***] in connection with the Discovery Research Activities, under which Third Party agreement BicycleTx or its Affiliates are required to make payments to such Third Party as a result of practicing such [***], as such agreements may be amended from time-to-time.  Notwithstanding the foregoing, [***].

1.22      “BicycleTx Indemnitees” has the meaning set forth in Section 13.1.

1.23      “BicycleTx IP” has the meaning set forth in Section 7.1.1.

1.24      “BicycleTx Know-How” means all BicycleTx Background Know-How, BicycleTx Platform Know-How, BicycleTx Product Know-How, and BicycleTx Collaboration Know-How.

1.25      “BicycleTx Option” has the meaning set forth in Section 14.6.1(c).

1.26      “BicycleTx Other Constructs” has the meaning set forth in Section 9.4.1(b).

1.27      “BicycleTx Patents” means all BicycleTx Background Patents, BicycleTx Platform Patents, BicycleTx Product Patents, and BicycleTx Collaboration Patents.

1.28      “BicycleTx Platform” means Know-How, Patents and other intellectual property rights that are Controlled by BicycleTx or any of its Affiliates on the Effective Date or during the Term that claim or Cover (a) [***] Bicycles [***], (b) Bicycles, or any component thereof ([***]) and (c) [***] Bicycles,  or components thereof.

1.29      “BicycleTx Platform Know-How” means all Know-How that (a) is (i) Controlled by BicycleTx or any of its Affiliates on the Effective Date, or (ii) Controlled by BicycleTx or its Affiliates, or generated in the performance of activities under this Agreement by or on behalf of either Party during the Term, and (b) relates to the BicycleTx Platform or any component of the BicycleTx Platform, but [***] Compound or Licensed Product.

1.30      “BicycleTx Platform Patents” means all Patents that (a) are Controlled by BicycleTx or any of its Affiliates on the Effective Date or during the Term and (b) Cover (i) BicycleTx Platform Know-How or (ii) a Platform Invention.  For clarity, “BicycleTx Platform Patents” excludes any and all Product Patents.

1.31      “BicycleTx Product Know-How” means all Product Know-How that is generated by or on behalf of BicycleTx or its Affiliates, solely or jointly with a Third Party, including all Know-How in Product Inventions solely invented by or on behalf of BicycleTx or its Affiliates.

1.32      “BicycleTx Product Patents” means all Patents that Cover Product Invention solely invented by or on behalf of BicycleTx or its Affiliates.

1.33      “Breach Cure Period” has the meaning set forth in Section 14.3.1.

1.34      “Breach Notice” has the meaning set forth in Section 14.3.1.

1.35      “Breaching Party” has the meaning set forth in Section 14.3.1.

1.36      “Business Day” means a day other than a Saturday or Sunday on which banking institutions in San Francisco, California and London, England are open for business.

1.37      “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.38      “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.39      “Change of Control” means, with respect to a Party: (a) that any Third Party acting alone or as part of a group acquires directly or indirectly the beneficial ownership of any voting securities of such Party, or if the percentage ownership of such Party in the voting securities of such Party is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of outstanding voting securities representing more than fifty percent (50%) of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger (whether by contract, by statute or by operation of law), consolidation, recapitalization or reorganization of such Party is consummated, other than any such transaction in which stockholders or equity holders of such Party immediately prior to such transaction beneficially own, directly or indirectly, at least fifty percent (50%) of the voting securities of the surviving entity (or its parent entity) immediately following such transaction; (c) that the stockholders or equity holders of such Party approve a plan of complete liquidation of such Party; or (d) the sale or disposition to a Third Party of all or substantially all of such Party’s assets taken as a whole.  For purposes of this definition, “beneficial ownership” shall have the meaning accorded in the U.S. Securities Exchange Act of 1934 and the rules of the U.S. SEC under this Agreement in effect as of the Execution Date.  Notwithstanding the foregoing, (i) a transaction solely to change the domicile of a Party; (ii) the consummation of an initial public offering;

or (iii) any merger or consolidation between a Party and one or more Affiliates shall not constitute a Change of Control.

1.40      “Change of Control Group” means, with respect to a Party, the Person or entity, or group of Persons or entities, that is the acquirer of, or successor to, a Party in connection with a Change of Control, together with all of the affiliates of such Persons or entities in each case that are not Affiliates of such Party immediately prior to the closing of such Change of Control of such Party.

1.41      “[***] Targeting Arm” means the Genentech Targeting Arm directed to the [***] Antigen Target.

1.42      “Clinical Data” means all information with respect to any Discovery Construct or Licensed Product, in each case that is made, collected, or otherwise generated under or in connection with Clinical Studies, including any data (including raw data), reports, and results with respect thereto.

1.43      “Clinical Trial” means a human clinical study (a) in which Licensed Product is administered to human subjects and (b) that is designed to (i) establish that a pharmaceutical product is reasonably safe for continued testing; (ii) investigate the safety and efficacy of the pharmaceutical product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed; (iii) support Regulatory Approval of such pharmaceutical product or label expansion of such pharmaceutical product; or (iv) obtain or maintain marketing approval and for a purpose other than to obtain, support or maintain Regulatory Approval, including any and all post-marketing commitments.

1.44      “CMC Activities” means, with respect to activities directed to the generation of chemistry, manufacturing and controls information and data for a Licensed Product, Lead Discovery Construct or Development Candidate, as applicable, required by Applicable Law to be included or referenced in, or that otherwise supports, an IND or Drug Approval Application for such Licensed Product.

1.45      “Collaboration Invention” means an Invention, other than a Platform Invention, that is first discovered, made, conceived, or reduced to practice under this Agreement.  A Collaboration Invention may be discovered, made, conceived or reduced to practice solely by or on behalf of BicycleTx (“BicycleTx Collaboration Invention”), solely by or on behalf of Genentech (“Genentech Collaboration Invention”), or jointly by or on behalf of BicycleTx and Genentech (whether by such Party’s employees or by Third Parties performing services for either Party) (“Joint Collaboration Invention”).

1.46      “Collaboration Know-How” means all Know-How other than BicycleTx Platform Know-How that is generated in the performance of activities under this Agreement, including all Know-How in Collaboration Inventions.

1.47      “Collaboration Patent” means a Patent that Covers one or more Collaboration Inventions.  For clarity, a Patent that Covers a Collaboration Invention that also incorporates, as applicable BicycleTx Background Know-How or Genentech Background Know-How, will be deemed a Collaboration Patent.

1.48      “Collaboration Program” has the meaning set forth in Section 2.1.

1.49      “Collaboration Target” means (a) the Initial Collaboration Targets, (b) each Modulator Target for which Genentech exercises its Expansion Option pursuant to Section 3.1.1(b), in each case of (a)

and (b) as may be substituted pursuant to Section 3.2, and (c) each Antigen Target to which a Targeting Arm incorporated within a Discovery Construct pursuant to Section 2.3.2 is directed.

1.50      “Combination Product” means (a) a single pharmaceutical formulation containing as its active ingredients both (i) a Compound and (ii) one or more other therapeutically or prophylactically active ingredients that are not Compounds (each such other therapeutically or prophylactically active ingredient, a “Non-Compound Active Agent”) or (b) a combination therapy comprised of (i) a Compound and (ii) one or more other therapeutically or prophylactically active products containing at least one Non-Compound Active Agent, whether priced and sold together in a single package containing such multiple products or packaged separately but sold together for a single price, in each case (a) and (b), including all dosage forms, formulations, presentations, line extensions, and package configurations.

1.51      “Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of, or sale of a Compound or Licensed Product, including activities related to marketing, promoting, selling, distributing, importing and exporting such Compound or Licensed Product, and interacting with Regulatory Authorities regarding any of the foregoing.  When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.

1.52      “Commercially Reasonable Efforts” means, with respect to the performance of Development, Commercialization, or Manufacturing activities with respect to a Compound or a Licensed Product, the carrying out of such activities using efforts and resources [***], taking into account [***] would take into account, including [***], the nature and extent of [***] required. For clarity, [***].

1.53      “Compound” means any Development Candidate or other Discovery Construct that has met the Discovery Construct Threshold.  The term Compound also includes any and all Modified Compounds.

1.54      “Confidential Information” means any information provided orally, visually, in writing or other form by or on behalf of one (1) Party (or an Affiliate or representative of such Party) to the other Party (or to an Affiliate or representative of such other Party) in connection with this Agreement, whether prior to, on, or after the Effective Date, including information relating to the terms of this Agreement, the identities of a Collaboration Target (including Genentech Reserved Targets), the Discovery Construct or any Licensed Product (including the Regulatory Documentation and regulatory data), any Exploitation of any Discovery Construct or any Licensed Product, any Know-How with respect thereto developed by or on behalf of the disclosing Party or its Affiliates, or the scientific, regulatory or business affairs or other activities of either Party.  Notwithstanding the foregoing, (a) Joint Collaboration Know-How shall be deemed to be the Confidential Information of both Parties, and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto, and (b) all Regulatory Documentation owned by Genentech pursuant to Section 5.6.1 shall be deemed to be the Confidential Information of Genentech, and Genentech shall be deemed to be the disclosing Party and BicycleTx shall be deemed to be the receiving Party with respect thereto.  In addition, all information disclosed by BicycleTx to Genentech under the Non-Disclosure Agreement between the Parties, dated [***], (the “Prior NDA”) shall be deemed to be BicycleTx’s Confidential Information disclosed hereunder, and all information disclosed by Genentech to BicycleTx under the Prior NDA shall be deemed to be Genentech’s Confidential Information disclosed hereunder.

1.55      “Control” means, with respect to any Know-How, Regulatory Documentation, material, Patent or other property right, the possession of the right, whether directly or indirectly, and whether by ownership, license, covenant not to sue or otherwise (other than by operation of the license and other grants in Sections 7.1 or 7.2), to grant a license, sublicense or other right to or under such Know-How, Regulatory Documentation, material, Patent or other property right, as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.56      “Cover” means (as an adjective or as a verb including conjugations and variations such as “Covered”, “Coverage” or “Covering”), with respect to a particular subject matter at issue and a relevant Patent, that, in the absence of a license under or ownership of such Patent, the developing, making, using, offering for sale, promoting, selling, exporting or importing of such subject matter would infringe one or more Valid Claims of such Patent or, as to a pending claim included in such Patent, the developing, making, using, offering for sale, promoting, selling, exporting or importing of such subject matter would infringe such Patent if such pending claim were to issue in an issued Patent. The determination of whether any given subject matter is Covered by a particular Valid Claim shall be made on a country-by-country basis.

1.57      “Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, Clinical Trials, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval.  When used as a verb, “Develop” means to engage in Development.  For purposes of clarity, Development shall include any submissions and activities required in support thereof, required by Applicable Laws or a Regulatory Authority as a condition or in support of obtaining a pricing or reimbursement approval for an approved Licensed Product.

1.58      “Development Candidate” has the meaning set forth in Section 2.3.1(d).

1.59      “Dev Go” means [***] approval of a Compound (or a program directed to such Compound following the completion of the Lead Validation Phase for commencement of IND-enabling studies [***].

1.60      “Dev Go Criteria” means, on a Collaboration Program-by-Collaboration Program basis, the criteria [***] to be achieved by a Discovery Construct in such Collaboration Program at the time of delivery of the Dev Go Data Package.  The Dev Go Criteria for the Initial Collaboration Targets as of the Effective Date are set forth on Schedule 1.60.

1.61      “Dev Go Data Package” has the meaning set forth in Section 2.5.2(a).

1.62      “Dev Go Data Package Acceptance Date” has the meaning set forth in Section 2.5.2(d).

1.63      “Dev Go Notice” has the meaning set forth in Section 2.5.2(d)

1.64      “Dev Go Review Period” has the meaning set forth in Section 2.5.2(d).

1.65      “Discovery Construct” has the meaning set forth in Section 2.3.1(b).

1.66      “Discovery Construct Threshold” means, with regard to each Modulator Target, the threshold criteria that Discovery Constructs must meet in order to be included in a LSR Go Data Package and be eligible for further research and development in the subsequent phases of the collaboration, as set forth on Schedule 1.66.

1.67      “Discovery Phase” has the meaning set forth in Section 2.3.1.

1.68      “Discovery Research Activities” means the research and Development activities set forth in a Discovery Research Plan to be performed by BicycleTx.

1.69      “Discovery Research Plan” means the research plan setting forth (a) the activities (and estimated timelines) for (i) for the identification, evaluation and validation of Bicycle Constructs directed to a Collaboration Target suitable for progression as Discovery Constructs, (ii) evaluation, validation and optimization of Targeting Arms directed to Antigen Targets, if requested by Genentech, and (iii) characterization, prioritization and optimization of such Discovery Constructs, [***], to identify and validate one or more lead Discovery Constructs suitable to progress into further pre-clinical and clinical Development, and (b) the data, results and information required to be included in (i) the LSR Go Data Package and (ii) the Dev Go Data Package, in each case ((a) and (b)) including the applicable LSR Go Criteria or Dev Go Criteria and as the same may be amended from time to time in accordance with the terms hereof.

1.70      “Dispute” has the meaning set forth in Section 15.7.

1.71      “Distributor” has the meaning set forth in Section 7.5.

1.72      “Dollars” or “$” means United States Dollars.

1.73      “Drug Approval Application” means an NDA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (a “MAA”) filed with the EMA or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

1.74      “Effective Date” means the effective date as set forth in the preamble hereto.

1.75      “EMA” means the European Medicines Agency and any successor agency(ies) or authority having substantially the same function.

1.76      “European Major Market” means [***].

1.77      “Evaluation Completion Notice” has the meaning set forth in Section 2.3.1(a).

1.78      “Evaluation Phase” has the meaning set forth in Section 2.3.1(a).

1.79      “Exclusivity Obligations” has the meaning set forth in Section 7.8.1.

1.80      “Existing Patents” has the meaning set forth in Section 12.2.1.

1.81      “Existing Targeting Arms” means the Targeting Arms Controlled by BicycleTx as of the Effective Date that are directed to the Antigen Targets set forth on Schedule 1.81.

1.82      “Expansion Option” has the meaning set forth in Section 3.1.1(b).

1.83      “Expansion Option Period” means the period [***].

1.84      “Expert” means a person with no less than [***] experience and expertise having occupied at least one [***], but excluding any and all current or former employees and consultants of either Party. Such person shall be fluent in the English language.

1.85      “Expert Committee” has the meaning set forth in Section 1.166.

1.86      “Exploit” or “Exploitation” means to make, have made, import, export, use, have used, sell, have sold, or offer for sale, including to Develop, Commercialize, register, Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), or otherwise dispose of.

1.87      “FDA” means the United States Food and Drug Administration and any successor agency(ies) or authority having substantially the same function.

1.88      “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.89      “Field” means all uses.

1.90      “First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained in such country.  Sales prior to receipt of Regulatory Approval for such Licensed Product, such as so-called “treatment IND sales”, “named patient sales”, and “compassionate use sales” shall not be construed as a First Commercial Sale.

1.91      “First-in-Human Clinical Trial” means the first-ever human Clinical Trial in any country conducted in accordance with good clinical practices (as defined under Applicable Law) that is intended to initially evaluate a Licensed Product with respect to safety, tolerability, pharmacological effects and determination of maximum tolerated dose or recommended dose of such Licensed Product for subsequent human clinical trials as the primary endpoint, or that would otherwise satisfy requirements of 21 CFR 312.21(a), or its foreign equivalent.

1.92      “FPFD” means, with respect to a Licensed Product and a Clinical Trial, the first dosing of the first patient with such Licensed Product in such Clinical Trial.

1.93      “FTE” means a full-time equivalent person-year, based upon a total of no less than [***] working hours per year, pro-rated as necessary, undertaken in connection with the conduct of research in a Discovery Research Plan. In no circumstance can the work of any given person exceed one (1) FTE.

1.94      “Future Rights” has the meaning set forth in Section 9.8.

1.95      “Gatekeeper” has the meaning set forth in Section 3.1.5.

1.96      “Genentech” has the meaning set forth in the preamble hereto.

1.97      “Genentech Antigen Target” has the meaning set forth in Section 2.3.2(d).

1.98      “Genentech Background Know-How” means all Know-How that (a) is Controlled by Genentech or any of its Affiliates on the Effective Date or during the Term as a result of performing activities outside the scope of this Agreement and (b) is [***] for Exploiting any Compound or Licensed Product.

1.99      “Genentech Background Patents” means all Patents that are (a) Controlled by Genentech or any of its Affiliates on the Effective Date or during the Term and (b) solely Cover Genentech Background Know-How.

1.100    “Genentech CMC Know-How” means Genentech Background Know-How and Genentech Collaboration Know-How that is related to CMC Activities.

1.101    “Genentech Collaboration Invention” has the meaning set forth in Section 1.45.

1.102    “Genentech Collaboration Know-How” means all Collaboration Know-How that is generated by or on behalf of Genentech or its Affiliates solely or jointly with a Third Party, including all Know-How in Genentech Collaboration Inventions.

1.103    “Genentech Collaboration Patents” means all Patents that Cover Genentech Collaboration Inventions.

1.104    “Genentech ESPC” has the meaning set forth in Section 2.5.2(b).

1.105    “Genentech Indemnitees” has the meaning set forth in Section 13.2.

1.106    “Genentech In-License Agreement” means any agreement entered into during the Term between Genentech and a Third Party with respect to such [***] for the Exploitation of any Compound (within the limits of the license granted pursuant to Section 7.1) or Licensed Product (excluding any Third Party Patents solely relating to any Non-Compound Active Agent in a Combination Product), and under which Third Party agreement Genentech or its Affiliates are required to make payments to such Third Party as a result of practicing [***] in connection with the Exploitation of a Compound or Licensed Product, including any agreement entered into pursuant to Section 9.8, as such agreements may be amended from time-to-time.

1.107    “Genentech Know-How” means all Genentech Background Know-How, Genentech Product Know-How, and Genentech Collaboration Know-How.

1.108    “Genentech Patents” means all Genentech Background Patents, Genentech Product Patents, and Genentech Collaboration Patents.

1.109    “Genentech Product Know-How” means all Product Know-How that is generated by or on behalf of Genentech or its Affiliates solely or jointly with a Third Party, including all Know-How in Product Inventions solely invented by or on behalf of Genentech or its Affiliates.

1.110    “Genentech Product Patents” means Patents that Cover Product Inventions solely invented by or on behalf of Genentech or its Affiliates.

1.111    “Genentech Reserved Targets” means the Targets set forth on Schedule 1.111.

1.112    “Genentech RRC” has the meaning set forth in Section 2.5.1(b).

1.113    “Genentech Specified Countries” has the meaning set forth in Schedule 1.113 and as may be updated by Genentech from time to time through written notification to BicycleTx.

1.114    “Genentech Targeting Arm of Interest” has the meaning set forth in Section 2.3.2(c).

1.115    “Genentech Targeting Arms” has the meaning set forth in Section 2.3.2(d).

1.116    “Genentech Withholding Tax Action” has the meaning set forth in Section 8.11.2.

1.117    “Generic Entry” has the meaning set forth in Section 8.7.3(a).

1.118    “Generic Product” means, with respect to a particular Licensed Product that has received Regulatory Approval in a regulatory jurisdiction in the Territory and is being marketed and sold by Genentech or any of its Affiliates or Sublicensees in such jurisdiction, a pharmaceutical product that (a) is sold in such jurisdiction by a Third Party that is not an Affiliate, licensee or Sublicensee of Genentech, and did not purchase or acquire such product in a chain of distribution that included Genentech or any of its Affiliates or Sublicensees, (b) has received Regulatory Approval in such jurisdiction for at least one of the same Indications as such Licensed Product as a “generic drug,” “generic medicinal product,” “bioequivalent” or similar designation of interchangeability by the applicable Regulatory Authority in such jurisdiction pursuant to an expedited, abbreviated or bibliographic approval process in accordance with the then-current rules and regulations in such jurisdiction, where such approval referred to or relied on (A) the approved NDA for such Licensed Product held by Genentech, its Affiliate or a Sublicensee in such jurisdiction or (B) the data contained or incorporated by reference in such approved NDA for such Licensed Product in such jurisdiction.

1.119    “Hit” has the meaning set forth in Section 2.3.1(a).

1.120    “Hit Success Criteria” means the criteria [***] applied during the Hit Evaluation Phase to determine whether one (1) or more Bicycle Constructs directed to a given Collaboration Target(s) have met the proof of principle threshold.

1.121    “Hit Validation Completion Date” has the meaning as set forth in Section 3.2.4.

1.122    “Hit Validation Phase” has the meaning set forth in Section 2.3.1(b).

1.123    “IND” means an application filed with a Regulatory Authority for authorization to commence Clinical Studies, including (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA, (b) any equivalent thereof in other countries or regulatory jurisdictions, (e.g., a Clinical Trial Application (CTA) in the European Union) and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

1.124    “Indemnification Claim Notice” has the meaning set forth in Section 13.3.

1.125    “Indemnified Party” has the meaning set forth in Section 13.3.

1.126    “Indemnitee” has the meaning set forth in Section 13.3.

1.127    “Indication” means each separate and distinct disease, disorder, illness, health condition, or interruption, cessation or disruption of a bodily function, system, tissue type or organ, for which Regulatory Approval is required. For clarity, [***].

1.128    “Initial Collaboration Targets” means the Modulator Targets set forth on Schedule 1.128.

1.129    “Initial Discovery Research Plan” has the meaning set forth in Section 2.2.

1.130    “Initial Reversion Package” has the meaning set forth in Section 14.6.1(b).

1.131    “Initial Reversion Package Period” has the meaning set forth in Section 14.6.1(b).

1.132    “Initial Substitution Period” has the meaning set forth in Section 3.2.1.

1.133    “Intellectual Property” has the meaning set forth in Section 14.5.1.

1.134    “Intermediate Substitution Fee” has the meaning set forth in Section 3.2.4.

1.135    “Internal Development Program” means a bona fide internal program of BicycleTx, pursuant to which BicycleTx is conducting research, development and/or commercialization activities in connection with Bicycles or Bicycle Constructs directed to a [***] Target [***].

1.136    “Invention” means any invention, process, method, utility, formulation, composition of matter, article of manufacture, material, creation, discovery, development, or finding, or any improvement thereof, whether or not patentable, including all Intellectual Property rights therein.

1.137    “Inventory” means, at the applicable date, all then-existing clinical and non-clinical grade drug product, active pharmaceutical ingredient, intermediates and raw materials for Compounds in the possession or control of Bicycle, as well as any other existing materials (such as Compound reference standards and retention samples), drug delivery systems and packaging for the manufacture or testing of such Compounds and associated Licensed Products.

1.138    “Joint Collaboration Invention” has the meaning set forth in Section 1.45.

1.139    “Joint Collaboration Know-How” means all Collaboration Know-How that is generated by or on behalf of both Parties or their Affiliates (including any such Know-How developed with a Third Party), including all Know-How in Joint Collaboration Inventions.

1.140    “Joint Collaboration Patents” means all Patents that Cover Joint Collaboration Inventions.

1.141    “JRC” has the meaning set forth in Section 4.1.1.

1.142    “Know-How” means all commercial, technical, scientific, and other know‑how and information, Inventions, discoveries, trade secrets, knowledge, technology, methods, processes, practices, formulae, amino acid sequences, nucleotide sequences, instructions, skills, techniques, procedures, ideas, designs, drawings, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data (including regulatory data, study designs, and protocols), reagents and materials (including assays and compounds)in all cases, whether or not confidential, proprietary, or patentable, in written, electronic, or any other form now known or hereafter developed, but expressly excluding all Patents.

1.143    “Lead Discovery Construct” has the meaning set forth in Section 2.3.1(d).

1.144    “Lead Generation Phase” has the meaning set forth in Section 2.3.1(c).

1.145    “Lead Validation Phase” has the meaning set forth in Section 2.3.1(d).

1.146    “LIBOR” means the London Interbank Offered Rate for deposits in United States Dollars having a maturity of one (1) month published by the British Bankers’ Association, as adjusted from time to time on the first London business day of each month.

1.147    “Licensed Product” means any product, including any Combination Product, comprising or containing a Compound, in any and all forms, presentations, delivery systems, dosage forms and strengths, and formulations.

1.148    “Losses” has the meaning set forth in Section 13.1.

1.149    “LSR Go” means [***] approval of a Bicycle Construct to begin the Lead Validation Phase [***].

1.150    “LSR Go Criteria” means, on a Collaboration Program-by-Collaboration Program basis, the criteria [***] to be achieved by a Discovery Construct in such Collaboration Program at the time of delivery of the LSR Go Data Package.  The LSR Go Criteria for the Initial Collaboration Targets as of the Effective Date are set forth on Schedule 1.150.

1.151    “LSR Go Data Package” has the meaning set forth in Section 2.5.1(a).

1.152    “LSR Go Data Package Acceptance Date” has the meaning set forth in Section 2.5.1(d).

1.153    “LSR Go Notice” has the meaning set forth in Section 2.5.1(d).

1.154    “LSR Go Review Period” has the meaning set forth in Section 2.5.1(d).

1.155    “LSR Rejected Program” has the meaning set forth in Section 2.5.1(e).

1.156    “MAA” has the meaning set forth in Section 1.73.

1.157    “Major Market” means [***].  If, for a given Licensed Product, [***] “Major Market” shall also mean [***] for such Licensed Product.  If [***] unless and until a [***] or between [***] under this Agreement), in each case for such Licensed Product.

1.158    “Manufacture”, “Manufactured” and “Manufacturing” means all activities related to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, labeling, shipping, and holding of a Compound, any Licensed Product, or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance, and quality control.

1.159    “Material Proposed Terms” has the meaning set forth in Section 14.6.2(d).

1.160    “Method of Use” has the meaning set forth in Section 1.203.

1.161    “Modified Compound” has the meaning set forth in Section 5.2.

1.162    “Modulator Target” means any Target that, when activated, induces or is expected to induce an immuno-modulatory response in a patient.

1.163    “MTA” has the meaning set forth in Section 2.4.1.

1.164    “NDA” means a “New Drug Application”, as defined in the FFDCA, as amended, and applicable regulations promulgated thereunder by the FDA and all amendments and supplements thereto filed with the FDA, or the equivalent application filed with any Regulatory Authority, including all documents, data, and other information concerning Licensed Products, which are necessary for gaining Regulatory Approval to market and sell Licensed Product in the relevant jurisdiction.

1.165    “Negotiation Period” has the meaning set forth in Section 14.6.1(d).

1.166    “Net Sales” means, with respect to a Licensed Product in a particular period, the amount calculated by subtracting from the Sales of such Licensed Product for such period: (i) a lump sum deduction of [***] of Sales in lieu of those deductions that are not accounted for on a Licensed Product-by-Licensed Product basis (e.g., freight, postage charges, transportation insurance, packing materials for dispatch of goods, custom duties); (ii) uncollectible amounts accrued during such period on such Sales and not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of Sales of such Licensed Product for such period; (iii)  credit card fees (including, if applicable, processing fees) accrued during such period on such Sales and not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of Sales of such Licensed Product for such period; and (iv) government mandated fees and taxes (but excluding taxes based on the income of the selling party) and other government charges accrued during such period on such Sales not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of Sales of such Licensed Product for such period, including, for example, any fees, taxes or other charges that become due in connection with any healthcare reform, change in government pricing or discounting schemes, or other action of a government or regulatory body. For clarity, no deductions taken in calculating Sales under Section 1.204 may be taken a second time in calculating Net Sales.

For purposes of calculating Net Sales, all Net Sales shall be converted into Dollars in accordance with Section 8.9.

If Genentech or its Affiliates intend to sell a Combination Product in any country or other jurisdiction  then the Parties shall [***]

If the Parties’ Alliance Managers and Senior Officers are unable to agree on [***] of such referral, then [***] shall be determined by the following procedure: [***] each Party may present at the meeting. The [***] on both Parties. The Parties will [***] of the Expert Committee. Unless otherwise agreed to by the Parties, the [***] may not decide on issues outside the scope mandated under terms of this Agreement.

1.167    “Nominated Target” has the meaning set forth in Section 3.1.3.

1.168    “Non-Breaching Party” has the meaning set forth in Section 14.3.1.

1.169    “Non-Compound Active Agent” has the meaning set forth in Section 1.50.

1.170    “Option Period” has the meaning set forth in Section 14.6.1(c).

1.171    “Party” and “Parties” has the meaning set forth in the preamble hereto.

1.172    “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any pediatric exclusivity and other such exclusivities that are attached to patents, patent term extensions, supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)), and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.173    “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.174    “Phase II Clinical Trial” means a Clinical Trial in any country that would satisfy the requirements of 21 C.F.R. § 312.21(b).

1.175    “Phase III Clinical Trial” means a Clinical Trial in any country that would satisfy the requirements of 21 C.F.R. § 312.21(c).

1.176    “Pivotal Clinical Trial” means either (a) a Clinical Trial the principal purpose of which is to demonstrate clinically and statistically the efficacy and safety of a Licensed Product for one or more Indications in order to obtain Regulatory Approval of such Licensed Product for such Indication(s), as further defined in 21 C.F.R. §312.21 or (b) a Clinical Trial of a Licensed Product on a sufficient number of subjects that, prior to commencement of such trial, satisfies both of the following ((i) and (ii)): (i) such trial is designed to establish that such Licensed Product has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such Licensed Product; and (ii) such trial is a registration trial sufficient to support the filing of a Drug Approval Application for such Licensed Product in the U.S., Japan, or a European Major Market, as evidenced by (A) an agreement with or statement from the FDA or the EMA on a ‘Special Protocol Assessment’ or equivalent, or (B) other guidance or minutes issued by the FDA or EMA, for such registration trial.

1.177    “Platform Invention” means an Invention that (a) is generated in the performance of activities under this Agreement, (b) relates to the BicycleTx Platform or any component of the BicycleTx Platform, and (c) [***] a Compound or Licensed Product.

1.178    “PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency and any successor agency(ies) or authority having substantially the same function.

1.179    “POP Achievement” has the meaning set forth in Section 2.3.1(b).

1.180    “POP Achievement Date” means the date of the JRC meeting at which POP Achievement is confirmed, [***], or the date that the Parties mutually agree in writing that POP Achievement has occurred, if earlier.

1.181    “Prior NDA” has the meaning set forth in Section 1.54.

1.182    “Product Infringement” has the meaning set forth in Section 9.5.1(a).

1.183    “Product Labeling” means, with respect to a Licensed Product in a country or other jurisdiction in the Territory, (a) the Regulatory Authority‑approved full prescribing information for such Licensed Product for such country or other jurisdiction, including any required patient information, and (b) all labels and other written, printed, or graphic matter upon a container, wrapper, or any package insert utilized with or for such Licensed Product in such country or other jurisdiction.

1.184    “Product Invention” means, on a Compound-by-Compound and Licensed Product-by-Licensed Product basis, a Collaboration Invention that [***] relates to a Compound, Discovery Construct, Development Candidate and/or a Licensed Product.

1.185    “Product Know-How” means, on a Compound-by-Compound and Licensed Product-by-Licensed Product basis, all Collaboration Know-How that is [***] related to such Compound and/or Licensed Product, including all Know-How in Product Inventions.

1.186    “Product Patents” means (a) all Patents that Cover any Product Invention and (b) the Patents deemed Product Patents pursuant to Section 9.4.1(b).

1.187    “Product Trademarks” means the Trademark(s) to be used by Genentech or its Affiliates or its or their respective Sublicensees for the Development or Commercialization of Licensed Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any trademarks, service marks, names or logos that include any corporate name or logo of the Parties or their Affiliates).

1.188    “Proposed Target” has the meaning set forth in Section 3.1.2.

1.189    “Proposed Terms” has the meaning set forth in Section 14.6.2(d).

1.190    “Publishing Notice” has the meaning set forth in Section 11.5.2.

1.191    “Publishing Party” has the meaning set forth in Section 11.5.2.

1.192    “Redacted Agreement” shall have the meaning set forth in Section 11.2.2.

1.193    “Regulatory Approval” means, with respect to a country or other jurisdiction in the Territory, all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to Commercialize a Discovery Construct or Licensed Product in such country or other jurisdiction, and including pricing or reimbursement approval in such country or other jurisdiction solely where such pricing and reimbursement approval is legally required for the sale of such Licensed Product.

1.194    “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or regulatory authority, agency, department, bureau, commission, council, or other entities (e.g., the FDA, EMA and PMDA) regulating or otherwise exercising authority with respect to activities contemplated in this Agreement, including the Exploitation of the Discovery Constructs or Licensed Products in the Territory.

1.195    “Regulatory Documentation” means all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations, and approvals (including Regulatory Approvals), (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files, and (c) Clinical Data and data contained or relied upon in any of the foregoing, in each case ((a), (b), and (c)) to the extent relating to a Discovery Construct or Licensed Product.

1.196    “Relative Commercial Value” has the meaning set forth in Section 1.166.

1.197    “Research Term” means, on a Collaboration Program-by-Collaboration Program basis, the period of time in which the Discovery Research Plan for such Collaboration Program shall be conducted, (a) commencing, as the case may be, [***] and (b) ending upon the earlier of [***].

1.198    “Reversion Agreement” has the meaning set forth in Section 14.6.1(d).

1.199    “Reversion Packages” has the meaning set forth in Section 14.6.1(b).

1.200    “Reversion Proceeding” shall have the meaning set forth in Section 14.6.2.

1.201    “Reversion Rights” has the meaning set forth in Section 14.6.1(c).

1.202    “Reversion Terms” has the meaning set forth in Section 14.6.1(d).

1.203    “Royalty Term” means, with respect to each Licensed Product and each country or other jurisdiction in the Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country or other jurisdiction, and ending on the latest to occur of (a) the tenth (10th) anniversary of the First Commercial Sale of such Licensed Product in such country or other jurisdiction or (b) the expiration date of the last Valid Claim of any Joint Collaboration Patent or any BicycleTx Patent that Covers [***].

1.204    “Sales” means, for a Licensed Product in a particular period, the sum of the amounts calculated pursuant to Sections 1.204.1 and 1.204.2:

1.204.1 The amount stated in the Roche Holding AG “Sales” line (or its equivalent, regardless of description) of its externally published audited consolidated financial statements with respect to such Licensed Product for such period (excluding sales to any Sublicensees that are not Affiliates of Genentech) (or, if audited financial statements are not prepared for such period, the corresponding amount as reasonably determined for unaudited financial statements for such period, which amounts, and associated royalties and reports, shall be reconciled with an audited financial statement at such time as an audited financial statement for a period covering such period is prepared). This amount reflects the gross invoice price at which such Licensed Product was sold or otherwise disposed of (other than for use as clinical supplies or free samples) by Genentech and its Affiliates to such Third Parties (excluding sales to any Sublicensees that are not Affiliates of Genentech) in such period reduced by gross-to-net deductions, if not previously deducted from such invoiced amount, taken in accordance with the then currently used IFRS, to the extent any such gross-to net deductions are actually allowed.  By way of example, the gross-to-net deductions taken in accordance with IFRS as of the Effective Date and actually taken and consistently applied across all of Genentech’s products (including Licensed Products) include the following:

[***]

[***]

For purposes of clarity, sales by Genentech and its Affiliates to any Sublicensee shall be excluded from the calculation of “Sales” so long as the subsequent resale by a Sublicensee to a Third Party shall be included in the calculation of “Sales” as set forth in Section 1.204.2

1.204.2 For Sublicensees that are not Genentech Affiliates (and excluding compulsory sublicensees, which shall not be considered Sublicensees as that term is used throughout this Agreement), the sales amounts reported to Genentech and its Affiliates in accordance with the applicable sublicense agreement contractual terms and such Sublicensee’s then-currently used Accounting Standards consistently applied across all of such Sublicensee’s products, so long as such reported amounts are not materially less than what the calculation of Sales would have been if such sales had been made by Genentech and calculated in accordance with Section 1.204.1. For the purpose of clarity, any sales reported to Genentech in accordance with a compulsory sublicense agreement (i.e., a sublicense granted to a Third Party through the order, decree, or grant of a governmental authority having competent jurisdiction authorizing such Third Party to make, use, sell, offer for sale, import and export a Licensed Product in such jurisdiction) shall be excluded from the calculation of “Sales”.

1.205    “Secondary Reversion Package” has the meaning set forth in Section 14.6.1(b).

1.206    “Secondary Reversion Package Period” has the meaning set forth in Section 14.6.1(b).

1.207    “Segregate” means with respect to a Segregation Product, to segregate the development and commercialization activities relating to such Segregation Product in the Field from Development and Commercialization activities with respect to Compounds and Licensed Products under this Agreement, including to ensure that: (a) [***]; and (b) [***].

1.208    “Segregation Product” means any pharmaceutical or biologic product, process, service or therapy that is directed to any Modulator Target that is the subject of any Collaboration Program hereunder, for any Indication.

1.209    “Senior Officer” means, with respect to BicycleTx, its [***] or his/her designee, and with respect to Genentech, it [***] or his/her designee.

1.210    “Sublicensee” means a Person, other than an Affiliate or a Distributor, that is granted a sublicense by Genentech under the grants in Section 7.1 as provided in Section 7.4.

1.211    “Substitute Target” has the meaning set forth in Section 3.2.1.

1.212    “Target” means [***] or similar information, such as its [***].  Such Target shall be deemed to include (a) [***]

[***]; and (b) [***].

1.213    “Target Acceptance Date” has the meaning set forth in Section 3.1.3.

1.214    “Target Availability Notice” has the meaning set forth in Section 3.1.3.

1.215    “Target Exclusivity Period” has the meaning set forth in Section 7.8.2.

1.216    “Targeting Arm” means a Bicycle directed to an Antigen Target.

1.217    “Targeting Arm Criteria” has the meaning set forth in Section 2.3.2(j).

1.218    “Targeting Arm Data Package” has the meaning set forth in Section 2.3.2(j).

1.219    “Targeting Arm Data Package Acceptance Date” has the meaning set forth in Section 2.3.2(j).

1.220    “Targeting Arm Notice” has the meaning set forth in Section 2.3.2(k).

1.221    “Targeting Arm Review Period” has the meaning set forth in Section 2.3.2(k).

1.222    “Target Nomination Fee” has the meaning set forth in Section 3.1.1(e).

1.223    “Target Nomination Notice” has the meaning set forth in Section 3.1.3.

1.224    “Target Substitution” has the meaning set forth in Section 3.2.

1.225    “Term” has the meaning set forth in Section 14.1.

1.226    “Terminated Asset” means, on a Collaboration Program-by-Collaboration Program basis, with respect to a Collaboration Program that is terminated by either Party under ARTICLE 14 following Genentech’s delivery of a Dev Go Notice, each Compound, Discovery Construct, Development Candidate and Licensed Product directed to the Terminated Target that is the subject of such Collaboration Program.

1.227    “Terminated Target” means a Collaboration Target that is (a) the subject of a Collaboration Program that has been terminated for any reason pursuant to ARTICLE 14, (b) the subject of a Collaboration Program for which Genentech has elected not to deliver (or otherwise did not timely deliver) a LSR Go Notice or a Dev Go Notice, as applicable, or (c) no longer included within a Collaboration Program following a Target Substitution.

1.228    “Terminated Territory” means (a) each Major Market with respect to which this Agreement is terminated by BicycleTx pursuant to Section 14.3.3, (b) each country with respect to which the Agreement is terminated by Genentech pursuant to Section 14.2 or 14.3.1, or (c) if this Agreement is terminated in its entirety, the entire Territory.

1.229    “Territory” means the entire world.

1.230    “Third Party” means any Person other than BicycleTx, Genentech and their respective Affiliates.

1.231    “Third Party Claims” has the meaning set forth in Section 13.1.

1.232    “Third Party Negotiations” means ongoing negotiations with a Third Party on a research plan and/or financial or other deal terms, [***].

1.233    “Third Party Provider” has the meaning set forth in Section 5.5.

1.234    “Trademark” means any word, name, symbol, color, scent, design, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo, business symbol or domain name, whether or not registered.

1.235    “Unavailable Target(s)” means any [***] Target that is not available for nomination as a Collaboration Target by Genentech under this Agreement because such [***] Target is (a) the subject of an active, executed written agreement with a Third Party granting a license, or other rights with respect to Bicycle Constructs or products intended for use against such [***] Targets that would prevent BicycleTx from granting the rights to Genentech set forth in this Agreement, (b) the subject of an Internal Development Program, or (c) [***] such [***] Target.

1.236    “Unblocking License” means:

(a)         a non-exclusive, royalty-free, sublicenseable, worldwide license under [***];

(b)         solely in the case of a termination of this Agreement under ARTICLE 14, a [***] Bicycle Construct directed to a Terminated Target; and

(c)         an [***] license under Genentech’s interest in and to all Joint Collaboration Patents (collectively, the Patents in (a) through (c), the “Unblocking Patents”),

in each case of (a) through (c) for the sole purpose of, and solely to the extent necessary to Exploit Bicycle Constructs directed to the applicable Terminated Target, provided that the licenses set forth above shall expressly exclude any grant of rights to (i) any Non-Compound Active Agents that are Covered by such Unblocking Patents and (ii) [***].  For clarity, Genentech [***].

1.237    “Unblocking Patents” has the meaning set forth in Section 1.236.

1.238    “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.239    “United States – United Kingdom Income Tax Convention” means the Convention between the government of the United States of America and the government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital Gains.

1.240    “Valid Claim” means a claim of any issued and unexpired Patent whose validity, enforceability, or patentability has not been rendered invalid by any of the following: (a) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (b) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal.

1.241    “Working Group” has the meaning set forth in Section 4.8.

ARTICLE 2

DISCOVERY COLLABORATION AND ACTIVITIES

2.1        Collaboration Overview.  For each Collaboration Target, BicycleTx shall perform Discovery Research Activities in connection with Bicycle Constructs directed to such Collaboration Target with or without a Targeting Arm (each, a “Collaboration Program”) pursuant to a Discovery Research Plan.  The Discovery Research Activities are aimed at generating Bicycle Constructs that are directed to the applicable Collaboration Target and suitable to progress through Genentech’s LSR Go and Dev Go, in order to select and advance a Development Candidate into further pre-clinical and clinical Development and Commercialization as a Licensed Product.

2.2        Discovery Research Plan.  The Discovery Research Plan for the Initial Collaboration Targets as of the Effective Date (the “Initial Discovery Research Plan”) is as attached hereto as Schedule 1.69.  Subject to ARTICLE 4, the Parties may amend the Initial Discovery Research Plan or any subsequent Discovery Research Plan for subsequent Collaboration Targets upon agreement of the JRC.

2.3        Phases of the Collaboration.

2.3.1     Modulator Targets.  In general, for each Modulator Target that is the subject of a Collaboration Program, the Discovery Research Activities under the Discovery Research Plan will be divided into the following stages (each, a “Discovery Phase”):

(a)         BicycleTx will perform an initial evaluation and feasibility screen to generate Bicycles suitable for binding the specified Modulator Target, which screen will be focused on generating a series of alternative Bicycle Constructs that are directed to and capable of binding the applicable Modulator Target, and are considered suitable for further evaluation as potential Discovery Constructs (each such Bicycle Construct, a “Hit” and such discovery phase, the “Evaluation Phase”).  BicycleTx will notify Genentech in writing (which may be through the JRC) promptly following completion of the Evaluation Phase for each Modulator Target, which shall include details of the Hits identified in such Evaluation Phase (the “Evaluation Completion Notice”) in order for Genentech to determine whether or not it wishes to exercise its substitution right under Section 3.2.

(b)         If the Evaluation Phase results in one (1) or more Hits, BicycleTx will perform a full validation screen of the identified Hits, initially evaluating such Hits against the Hit Success Criteria (such phase, the “Hit Validation Phase”).  The Hit Success Criteria for the Initial Collaboration Targets are set forth in Schedule 1.120.  The Hit Success Criteria for additional Modulator Targets shall be substantially similar in form and content to the criteria set forth in Schedule 1.120,  [***].  Bicycle Constructs that achieve the Hit Success Criteria will be deemed to have met the proof-of-principle threshold (the achievement of proof-of-principle by one or more Bicycle Constructs, the “POP Achievement” for the applicable Modulator Target).  Bicycle Constructs that reach POP Achievement will be progressed by BicycleTx through the remainder of the validation screens and completion of the Hit Validation Phase.  Bicycle Constructs that successfully complete the Hit Validation Phase will be deemed “Discovery Constructs”.

(c)         Following completion of the Hit Validation Phase, BicycleTx will perform characterization, prioritization and optimization of each such Discovery Construct in accordance with the Discovery Research Plan (the “Lead Generation Phase”) to identify one or more lead Discovery Constructs [***].  Following completion of the Lead Generation Phase for Discovery Constructs directed to a given Modulator Target, BicycleTx will submit to Genentech the LSR Go Data Package in accordance with Section 2.5.1(a).

(d)         If Genentech determines, in its sole discretion, to progress Discovery Research Activities beyond LSR Go, the Parties will select one or more lead Discovery Constructs (a “Lead Discovery Construct”) to be the subject of initial pre-clinical Development by BicycleTx, [***], in each case as further set forth in the Discovery Research Plan (such phase, the “Lead Validation Phase”).  The Lead Validation Phase may be performed on (i) a Discovery Construct directed solely to a Modulator Target, or (ii) a Discovery Construct directed to a Modulator Target that also incorporates a Targeting Arm ([***]).  Following completion of the Lead Validation Phase for one or more Lead Discovery Constructs directed to a given Collaboration Target, BicycleTx will submit to Genentech the Dev Go Data Package in accordance with Section 2.5.2(a) in order for Genentech to determine whether it wishes to progress such Lead Discovery Construct into further pre-clinical Development, [***].  Any Discovery Construct selected by Genentech to progress into further pre-clinical Development following the Lead Validation Phase, including any Modified Compound will be designated a “Development Candidate”.

2.3.2     Antigen Targets; Targeting Arms.

(a)         Subject to Genentech’s substitution rights under Section 3.2, Genentech has the right to select, in its sole discretion, a total of up to four (4) Antigen Targets as Collaboration Targets for Targeting Arms under this Agreement (i.e., one (1) Antigen Target for each Collaboration Program), as set forth in the remainder of this Section 2.3.2.

(b)         BicycleTx will evaluate and utilize [***] Targeting Arms in each Collaboration Program according to the Discovery Research Plan.  If [***] Targeting Arm is incorporated into a Licensed Product, then Section 8.5.2 applies.

(c)         In addition, Genentech may request that BicycleTx evaluate and utilize other Targeting Arms in Collaboration Programs.  If such request is for a BicycleTx Future Independent Targeting Arm, then, if the applicable Targeting Arm is also listed in Part 1 of Schedule 2.3.2 (“Genentech Targeting Arms of Interest”), then BicycleTx will evaluate such a Genentech Targeting Arm of Interest according to the applicable Discovery Research Plan, and [***].  If such requested Targeting Arm is not listed as a Genentech Targeting Arm of Interest, but is a BicycleTx Future Independent Targeting Arm, such BicycleTx Future Independent Targeting Arm shall be subject to confirmation of the availability of the applicable Antigen Target pursuant to Section 3.1.3 or Section 3.1.5, as applicable.  For clarity, [***] upon selection of the applicable Antigen Target, if available, and BicycleTx will evaluate such other BicycleTx Future Independent Targeting Arm according to the applicable Discovery Research Plan, provided that [***].

(d)         Genentech may request that BicycleTx evaluate and utilize Targeting Arms directed to Antigen Targets selected by Genentech and which are not targeted by any Existing Targeting Arm or BicycleTx Future Independent Targeting Arm pursuant to Section 2.3.2(c) (“Genentech Antigen Target”).  Genentech shall make an inquiry regarding the availability of such Genentech Antigen Target pursuant to Section 3.1.3 or Section 3.1.5, as applicable.  For clarity, [***] upon selection of such Genentech Antigen Target, if available, and BicycleTx will evaluate such other BicycleTx Future Independent Targeting Arm according to the applicable Discovery Research Plan, provided that the generation of Targeting Arms directed to Genentech Antigen Targets (“Genentech Targeting Arms”) shall be subject to the payments set forth in Section 8.2.2.

(e)         BicycleTx may [***]. If BicycleTx desires to [***].

(f)          Genentech may [***]. If Genentech [***].

(g)         Without limiting the generality of the foregoing Sections 2.3.2(e) and 2.3.2(f), both Parties may [***]

[***] basis, without [***]. At Genentech’s request, BicycleTx shall [***] that exists as of the Targeting Arm Data Package Acceptance Date for the [***].

(h)         Notwithstanding the last sentence of Section 2.3.2(f), from the Effective Date until [***] (the “[***] Option Period”), Genentech has the option to [***] Targeting Arm (“[***] Products”) outside this Agreement (the “[***] Option”, and the associated license, the “[***] License”). For clarity, the right under the [***] License [***], and does not include the right to [***] basis.  Genentech may exercise the [***] Option by providing written notice to BicycleTx (“[***] Option Notice”) any time within the [***] Option Period. Following BicycleTx’s receipt of the [***] Option Notice during the [***] Option Period, the Parties shall negotiate in good faith for a period of [***] terms of the [***] License, which shall be [***].

(i)          Notwithstanding the last sentence of Section 2.3.2(e), after the earlier of the date of (i) [***] Targeting Arm (and subject to Section 7.8)] and (ii) [***], BicycleTx may [***], provided that BicycleTx notifies Genentech in writing [***] within [***] from Genentech therefor.  If BicycleTx [***] a Third Party to use the [***] Targeting Arm, then BicycleTx shall provide Genentech with [***] Genentech of [***] within [***] after receipt of an invoice from Genentech therefor.

(j)          The Discovery Research Activities for each such Targeting Arm will proceed through the Evaluation Phase, Hit Validation Phase and Lead Generation Phase in substantially the same manner as for Modulator Targets, with BicycleTx evaluating, validating, and optimizing Targeting Arms directed to such Antigen Target, and evaluating activity of such Targeting Arm in connection with the applicable Discovery Construct in accordance with the amended Discovery Research Plan.  Following the completion of the Lead Generation Phase for a Targeting Arm, BicycleTx will provide Genentech, through the JRC, with a data package of information and data relating to the combination of such Targeting Arm with the selected Discovery Construct and confirmation that the Targeting Arm has met the criteria [***], which shall be [***] Targeting Arm, [***] (the “Targeting Arm Criteria”, such Targeting Arm Criteria applicable for the [***] Targeting Arm being set forth in Part 3 of Schedule 2.3.2,  and each such data package, a “Targeting Arm Data Package”).  During the [***] period immediately following delivery of a Targeting Arm Data Package, or such longer period as the Parties may agree in writing, Genentech may (i) identify data or information that Genentech considers is missing from such Targeting Arm Data Package, and request in writing that BicycleTx provides such missing information or data, and (ii) make reasonable inquiries of BicycleTx for further clarification and information in connection with the data and information included in such Targeting Arm Data Package, or the achievement of the Targeting Arm Criteria.  With respect to (A) any data or information identified as missing from such Targeting Arm Data Package, BicycleTx shall update such Targeting Arm Data Package to include any such missing information and shall deliver a revised Targeting Arm Data Package [***] after the receipt of such request from Genentech; and (B) Genentech’s other inquiries, BicycleTx will [***]; provided that in the case of (B), BicycleTx shall not be required to perform any additional assays or analyses or generate any additional data in connection with such requests.  The Targeting Arm Data Package shall be deemed complete upon the later of (1) the delivery to Genentech of a complete Targeting Arm Data Package containing the information identified by Genentech in subclause (i) and confirmation by the JRC that the Targeting Arm Criteria have been met, or (2) the expiration of such [***] review period (the “Targeting Arm Data Package Acceptance Date”).

(k)         Genentech shall determine, in its sole discretion, within [***] following the Targeting Arm Data Package Acceptance Date (the “Targeting Arm Review Period”), whether it wishes to progress the applicable Discovery Construct into initial pre-clinical Development activities with the incorporation of the evaluated Targeting Arm.  Genentech shall notify BicycleTx in writing of its decision (the “Targeting Arm Notice”) prior to the expiration of the Targeting Arm Review Period, and if such decision is in the affirmative BicycleTx shall thereafter progress such Discovery Construct (including such Targeting Arm) into the Lead Validation Phase, and the applicable Collaboration Program shall be deemed to include such Targeting Arm and the applicable Antigen Target to which it is directed.

2.4        Discovery Research Activities.

2.4.1     For each Collaboration Program (including any Substitute Target or activities with respect to a Targeting Arm), BicycleTx shall carry out the Discovery Research Activities for each Discovery Phase.  BicycleTx shall perform the Discovery Research Activities in good scientific manner, in accordance with this Agreement, and in compliance with all Applicable Law, and shall use diligent efforts to complete the activities for each Collaboration Target set forth in the Discovery Research Plan during the applicable Research Term. Through the JRC, Genentech shall provide reasonable intellectual assistance requested by BicycleTx in connection with its performance of the Discovery Research Activities. Genentech, at is sole discretion, may also agree to perform certain Discovery Research Activities pursuant to mutual agreement of the JRC.  If applicable, Genentech shall perform all such Discovery Research Activities in good scientific manner in accordance this Agreement, and in compliance with all Applicable Law.  BicycleTx may agree from time to time to transfer materials, including any Bicycle Constructs or Discovery Constructs to Genentech, to enable Genentech to perform certain Discovery Research Activities. BicycleTx’s agreement for any such transfer shall not be unreasonably withheld, conditioned or delayed and shall be performed under the terms of a material transfer agreement (the “MTA”), which MTA shall provide that (a) such materials may only be used in connection with the Discovery Research Activities Genentech has agreed to perform, during the period set forth in such MTA, and (b) no modification or reverse engineering of any materials by or on behalf of Genentech will be permitted, except to the extent expressly set forth in such MTA.  The Parties shall negotiate in good faith and agree upon the form of such MTA [***].

2.4.2     If, with respect to a given Collaboration Program, the JRC concludes that the Discovery Research Activities for such Collaboration Program will not be completed by the end of the applicable Research Term as defined in Section 1.197(b)(i), then the Parties may via the JRC mutually agree to extend such Research Term for an additional period of time so as to permit the completion of the remaining Discovery Research Activities, and BicycleTx shall [***] (provided that the remaining [***], provided that [***] in connection with such extension [***], then [***] extension [***]. BicycleTx shall conduct Discovery Research Activities concurrently on up to [***] Collaboration Targets, provided that [***], then the foregoing [***].

2.4.3     Following the completion of the Discovery Research Activities for each Discovery Phase for each Collaboration Program, BicycleTx shall deliver to Genentech, through the JRC, the results and data arising from such Discovery Phase and set forth to be delivered to the JRC in the applicable Discovery Research Plan.  In addition, (a) following the completion of the Lead Generation Phase for each Collaboration Program, BicycleTx shall deliver to Genentech the LSR Go Data Package in order for Genentech to determine whether to progress the applicable Collaboration Program into the Lead Validation Phase, as further set forth in Section 2.5.1, and (b) following the completion of the Lead Validation Phase for each Collaboration Program, BicycleTx shall deliver to Genentech the Dev Go Data Package in order for Genentech to determine whether to progress the applicable Collaboration Program into further pre-clinical Development activities, as further set forth in Section 2.5.2.

2.5        Discovery Progression Decision Points.

2.5.1     LSR Go.

(a)         Promptly following the completion of the Lead Generation Phase for each Collaboration Program, BicycleTx will notify Genentech and provide the JRC with a draft data package that BicycleTx intends to submit in order for Genentech to make a decision regarding LSR Go, which data package will include the following information and data relating to all Discovery Constructs generated under such Collaboration Program that meet the Discovery Construct Threshold: (i) [***] for inclusion in such data package, (ii) the results of the testing and analyses performed to characterize and prioritize such Discovery Constructs during the Lead Generation Phase, including the performance against and confirmation (or otherwise) of achievement of the LSR Go Criteria, (iii) BicycleTx’s recommendations for selection of a Lead Discovery Construct from those Discovery Constructs that met the Discovery Construct Threshold, and (iv) any results and data generated in the performance of the Hit Validation Phase (to the extent not already provided to Genentech) (each such data package, an “LSR Go Data Package”).

(b)         The Parties will discuss the draft LSR Go Data Package at the applicable JRC meeting, and within [***] following such JRC meeting, Genentech may (i) identify data or information that Genentech reasonably considers is missing from such draft LSR Go Data Package, and request in writing that BicycleTx provides such missing information or data, and (ii) make reasonable inquiries of BicycleTx for further clarification and information in connection with the data and information included in such draft LSR Go Data Package, and the basis for BicycleTx’s analyses or designation of any Lead Discovery Constructs.  For clarity, [***].  With respect to any data or information identified as missing from such draft LSR Go Data Package, BicycleTx shall promptly update such draft LSR Go Data Package to include any such missing information or provide responses to Genentech’s other inquiries, provided that BicycleTx shall not be required to perform any additional assays or analyses or generate any additional data in connection with such requests.  If the Parties agree at the JRC meeting that the draft LSR Go Data Package is complete, or if Genentech makes no requests for additional information under subclause (i) or (ii) within the [***] period following such JRC meeting, then the LSR Go Data Package will be deemed to be in final form, and Section 2.5.1(d) will apply.

(c)         If Genentech requests further information in connection with the draft LSR Go Data Package pursuant to Section 2.5.1(b), BicycleTx shall notify Genentech when such information is available and the Parties shall schedule a further meeting of the JRC no later than [***] following such notice to Genentech to consider such revised draft LSR Go Data Package.  Unless Genentech identifies, at the time of such JRC meeting, further information that is reasonably required to be included (in which case Section 2.5.1(b) shall apply again to such review and provision of information), the LSR Go Data Package shall be deemed complete at such JRC meeting.

(d)         Genentech shall schedule a meeting [***] as soon as practicable following the date of the JRC meeting at which the LSR Go Data Package is deemed final (or expiration of the [***] period for requests for additional information under Section 2.5.1(b), if applicable), and shall notify BicycleTx of the date of such meeting. Genentech may, [***], (i) identify data or information [***] missing from the LSR Go Data Package, and request in writing that BicycleTx provides such missing information or data, and (ii) make reasonable inquiries of BicycleTx for further clarification and information in connection with the data and information included in such LSR Go Data Package, the achievement (or otherwise) of the LSR Go Criteria, and the basis for BicycleTx’s analyses or designation of any Lead Discovery Constructs. With respect to any data or information reasonably identified [***] as missing from such LSR Go Data Package, or responses to Genentech’s inquiries, BicycleTx shall promptly provide such responses or update such LSR Go Data Package to include any such missing information and shall deliver a revised LSR Go Data Package as soon as reasonably practicable.  The LSR Go Data Package shall be deemed complete upon the later of (A) the delivery [***] of a complete LSR Go Data Package containing the additional information requested [***], as confirmed in writing by Genentech, and (B) the expiration of such [***] review period (the “LSR Go Data Package Acceptance Date”).  Genentech shall determine, in its sole discretion, within [***] following the LSR Go Data Package Acceptance Date (the “LSR Go Review Period”), whether the applicable Discovery Constructs have achieved LSR Go and are suitable to advance into initial pre-clinical Development activities.  Genentech shall notify BicycleTx in writing of its decision (the “LSR Go Notice”) prior to the expiration of the LSR Go Review Period, and if such decision is in the affirmative Genentech shall also designate in such LSR Go Notice the one or more Lead Discovery Construct(s) for such Collaboration Target.

(e)         On a Collaboration Program-by-Collaboration Program basis, if Genentech does not timely deliver a LSR Go Notice for such Collaboration Program (a “LSR Rejected Program”), BicycleTx shall have the right thereafter to conduct research, Development and Commercialization in connection with the Discovery Constructs and Compounds directed to the applicable Terminated Target, and to grant rights to Third Parties to conduct any of the foregoing activities based on the data and information included in the LSR Go Data Package provided to Genentech for such LSR Rejected Program without further obligations to Genentech. Notwithstanding the foregoing, if BicycleTx [***] period following the expiration of the LSR Go Review Period, [***], as follows:  (i) BicycleTx shall provide written notice to Genentech within such [***] period of [***] applicable LSR Go Data Package, (ii) Genentech shall have a period of [***] in which to [***] of this Agreement, (iii) Genentech may [***] period, and BicycleTx shall [***], (iv) if Genentech provides such notice, Genentech shall [***] following the date of such notice, [***] such LSR Rejected Program if Genentech [***] for such LSR Rejected Program, and (v) effective upon the date of the [***], (A) such LSR Rejected Program shall once again become a Collaboration Program, (B) all of the terms of this Agreement, including, for clarity, the exclusivity provisions in Section 7.8, shall once again apply to such Collaboration Program.

2.5.2     Dev Go.

(a)         Promptly following the completion of the Lead Validation Phase for each Collaboration Program, BicycleTx will notify Genentech and provide the JRC with a draft data package that BicycleTx intends to submit in order for Genentech to make a decision regarding Dev Go, which data package will include the following information and data relating to the Lead Discovery Constructs for such Collaboration Program: (i) [***] for inclusion in such data package, (ii) the results of the testing and analyses performed to characterize and prioritize such Lead Discovery Constructs during the Lead Validation Phase, including the performance against and confirmation (or otherwise) of achievement of the Dev Go Criteria, (iii) the Compounds for such Collaboration Program, (iv) BicycleTx’s recommendations for Development Candidate selection, and (v) any results and data generated in the performance of the Lead Validation Phase (to the extent not already provided to Genentech) (each such data package, a “Dev Go Data Package”).

(b)         The Parties will discuss the draft Dev Go Data Package at the applicable JRC meeting, and within [***] following such JRC meeting, Genentech may (i) identify data or information that Genentech reasonably considers is missing from such draft Dev Go Data Package, and request in writing that BicycleTx provides such missing information or data, and (ii) make reasonable inquiries of BicycleTx for further clarification and information in connection with the data and information included in such draft Dev Go Data Package, the achievement or otherwise of the Dev Go Criteria, and the basis for BicycleTx’s analyses or designation of any Development Candidates included therein.  For clarity,

[***].  With respect to any data or information identified as missing from such draft Dev Go Data Package, BicycleTx shall promptly update such draft Dev Go Data Package to include any such missing information or provide responses to Genentech’s other inquiries, provided that BicycleTx shall not be required to perform any additional assays or analyses or generate any additional data in connection with such requests.  If the Parties agree at the JRC meeting that the draft Dev Go Data Package is complete, or if Genentech makes no requests for additional information under subclause (i) or (ii) within the [***] period following such JRC meeting, then the Dev Go Data Package will be deemed to be in final form, and Section 2.5.2(d) will apply.

(c)         If Genentech requests further information in connection with the draft Dev Go Data Package pursuant to Section 2.5.2(b), BicycleTx shall notify Genentech when such information is available and the Parties shall schedule a further meeting of the JRC no later than [***] following such notice to Genentech to consider such revised draft Dev Go Data Package.  Unless Genentech identifies, at the time of such JRC meeting, further information that is reasonably required to be included (in which case Section 2.5.2(b) shall apply again to such review and provision of information), the Dev Go Data Package shall be deemed complete at such JRC meeting.

(d)         Genentech shall schedule a meeting [***] as soon as practicable following the date of the JRC meeting at which the Dev Go Data Package is deemed final (or expiration of the [***] period for requests for additional information under Section 2.5.2(b), if applicable), and shall notify BicycleTx of the date of such meeting.  Genentech may, [***], (i) identify data or information [***] missing from the Dev Go Data Package, and request in writing that BicycleTx provides such missing information or data, and (ii) make reasonable inquiries of BicycleTx for further clarification and information in connection with the data and information included in such Dev Go Data Package, and the basis for BicycleTx’s analyses or designation of any Development Candidates included therein.  With respect to any data or information [***] missing from such Dev Go Data Package, or responses to Genentech’s inquiries, BicycleTx shall promptly provide such responses or update such Dev Go Data Package to include any such missing information and shall deliver a revised Dev Go Data Package as soon as reasonably practicable.  The Dev Go Data Package shall be deemed complete upon the later of (A) the delivery [***] of a complete Dev Go Data Package containing the additional information requested [***], as confirmed in writing by Genentech, and (B) the expiration of such [***] review period (the “Dev Go Data Package Acceptance Date”).  Genentech shall determine, in its sole discretion, within [***] following the Dev Go Data Package Acceptance Date (the “Dev Go Review Period”), whether the applicable Discovery Constructs have achieved Dev Go and are suitable to advance into further pre-clinical Development activities.  Genentech shall notify BicycleTx in writing of its decision (the “Dev Go Notice”) prior to the expiration of the Dev Go Review Period, and if such decision is in the affirmative Genentech shall also designate in such Dev Go Notice one or more Development Candidates for such Collaboration Target.

2.5.3     Termination of Discovery Research Activities for a Collaboration Program. If Genentech determines in its sole discretion at either the LSR Go or Dev Go decision points that it does not wish to pursue further Discovery Research Activities or Development in connection with a given

Collaboration Program, it shall provide written notice to BicycleTx of such decision, and as of and following the date of such notice: (a) BicycleTx’s Exclusivity Obligations with respect to the applicable Collaboration Target(s) and Collaboration Program(s) pursuant to Section 7.8 shall terminate, and subject to Genentech’s rights under Section 2.5.1(e), such Collaboration Target shall become a Terminated Target, (b) all rights and licenses granted to Genentech by BicycleTx in connection with such Collaboration Program will terminate, except that (i) [***], and (ii) [***] in connection with the Terminated Target.  For clarity, if Genentech provides no response in writing to BicycleTx before the expiration of the LSR Go Review Period, or the Dev Go Review Period, as applicable, Genentech will be deemed to have terminated such Collaboration Program, effective as of the expiration date of the LSR Go Review Period, or the Dev Go Review Period, as applicable.

ARTICLE 3

TARGET NOMINATION AND SUBSTITUTION

3.1        Target Nomination.

3.1.1     Modulator Target Nomination.  Genentech has the right to select, in its sole discretion, a total of up to four (4) Modulator Targets as Collaboration Targets under this Agreement, in each case, as set forth in the remainder of this Section 3.1.1.

(a)         As of the Effective Date, Genentech has selected the two (2) Initial Collaboration Targets to be included as the subject of initial Discovery Research Activities under this Agreement.

(b)         Subject to this ARTICLE 3, including Genentech’s substitution and exchange rights hereunder, during the Expansion Option Period, Genentech has the right to select, in its sole discretion, a total of up to two (2) additional Modulator Targets as Collaboration Targets to be the subject of initial Discovery Research Activities under this Agreement, and potential Development and Commercialization of Discovery Constructs and Licensed Products incorporating such Discovery Constructs (each, an “Expansion Option”).  Genentech may exercise each Expansion Option by (i) selecting such additional Modulator Targets from the list of Genentech Reserved Targets, or (ii) nominating any other Modulator Target pursuant to Section 3.1.3, provided that if such Nominated Target is an Unavailable Target, such Expansion Option shall not be deemed exercised.

(c)         Notwithstanding Section 3.1.1(b), (i) if Genentech does not exercise an Expansion Option within [***], all Expansion Options will expire, and Genentech shall thereafter have no further right to nominate any additional Collaboration Targets to be the subject of Discovery Research Activities under this Agreement.  For clarity, the total number of Genentech Reserved Targets prior to Genentech’s exercise of any Expansion Option may not exceed two (2).  Genentech shall be deemed to have timely exercised its Expansion Option(s) if

Genentech has delivered the Target Nomination Notice within the applicable time period specified in this Section 3.1.1(c), even if BicycleTx delivers the Target Availability Notice only after the expiry of such time period. For clarity, if Genentech has timely exercised an Expansion Option and BicycleTx indicates in the Target Availability Notice that the Modulator Target requested by Genentech in such Target Nomination Notice is an Unavailable Target, then Genentech may, within [***] after receipt of such Target Availability Notice, deliver a subsequent Target Nomination Notice for a different Modulator Target, even if such subsequent Target Nomination Notice is delivered after the expiry of the applicable time period set forth in this Section 3.1.1(c).

(d)         Subject to [***] Section 3.1.1(c), if Genentech wishes to select a Genentech Reserved Target as a Collaboration Target, Genentech shall notify BicycleTx in writing, and upon payment of the Target Nomination Fee as set forth in Section 3.1.1(e), such Genentech Reserved Target shall automatically become a Collaboration Target hereunder.

(e)         For each additional Modulator Target selected by Genentech pursuant to this Section 3.1.1, Genentech shall pay to BicycleTx a one-time payment (the “Target Nomination Fee”) as set forth in Section 8.2.1.

3.1.2     Target Proposal.  Prior to nomination of a Target (whether pursuant to Section 3.1.3 or Section 3.2), Genentech may, in its discretion, disclose a Target it is considering for potential nomination (a “Proposed Target”) to BicycleTx and request in writing that BicycleTx confirm whether the Proposed Target is an Unavailable Target.  BicycleTx shall notify Genentech in writing, within [***], whether such Nominated Target is an Unavailable Target.  Notwithstanding anything herein to the contrary, (a) Genentech shall have no obligation to nominate any Proposed Targets, and (b) in no way shall a request by Genentech with respect to a Proposed Target under this Section 3.1.2 be deemed to be a nomination of the Target as a Collaboration Target (and such Target shall not be considered nominated unless and until it is formally nominated in accordance with the terms and conditions set forth in Section 3.1.3).

3.1.3     Target Nomination Process.  To nominate a Modulator Target or Antigen Target other than a Genentech Reserved Target as a Collaboration Target, Genentech shall provide BicycleTx with a confidential written description of the applicable Modulator Target or Antigen Target (the “Nominated Target”), including, [***] such Modulator Target or Antigen Target (the “Target Nomination Notice”).  Within [***] following BicycleTx’s receipt of the Target Nomination Notice with respect to a Nominated Target, BicycleTx shall verify whether such Nominated Target is on its list of Unavailable Targets and notify Genentech in writing (“Target Availability Notice”).  If the Target Availability Notice indicates that the Nominated Target is not on the list of Unavailable Targets, then, within [***] of such Target Availability Notice, the Parties will negotiate and mutually agree upon a Discovery Research Plan for such Nominated Target.  Any such Discovery Research Plan shall be substantially similar in form and content to the Discovery Research Plan(s) for the previous Collaboration Target(s), including the Initial Discovery Research Plan, [***]. Thereafter, such Nominated Target shall be designated as a “Collaboration Target” on the date when (a) the Parties have agreed on such Discovery Research Plan, and (b) Genentech has paid the applicable Target Nomination Fee (the “Target Acceptance Date”), and the Parties will have all rights and obligations hereunder in connection with such Collaboration Target (including exclusivity in accordance with Section 7.8) as of the Target Acceptance Date.

3.1.4     Target Nomination Process for Adding a Target to the Genentech Reserved Target List. The nomination of an additional Target to the Genentech Reserved Target list shall follow the procedure set forth in Section 3.1.3 mutatis mutandis, except that (a) for clarity, such nomination of an additional Target to the Genentech Reserved Target list shall [***], (b) the Parties shall [***] at the time it is added to the Genentech Reserved Target list, and (c) at the time Genentech adds a Target to the Genentech Reserved Target list, it shall [***].

3.1.5     Gatekeeper.  If either Party desires, at any time following the Effective Date, to make confidential inquiries regarding the availability of Modulator Targets or Antigen Targets (i.e. other than through the process set forth in Section 3.1.3), such Party shall notify the other Party in writing thereof.  As soon as reasonably practicable following receipt of such notice, and in any case within [***] following receipt of such notice, BicycleTx shall engage an independent Third Party mutually agreeable to the Parties (the “Gatekeeper”) for the purposes of performing the applicable functions set forth in Section 3.1.2 and Section 3.1.3, including (a) maintaining a list of Unavailable Targets and (b) issue the Target Availability Notice.  The [***].  Such engagement shall be on terms consistent with this Agreement and mutually agreeable to the Parties, including provisions relating to confidentiality.  The identity of the Unavailable Targets shall be deemed the Confidential Information of BicycleTx, and the identity of the Genentech Reserved Targets (if any), Proposed Targets, and Nominated Targets shall be deemed the Confidential Information of Genentech.  Following the appointment of a Gatekeeper, (i) all references in Section 3.1.3 regarding disclosure by one Party to the other Party shall instead be deemed to refer to disclosure to or by the Gatekeeper by or to the applicable Party, mutatis mutandis, and (ii) BicycleTx shall notify the Gatekeeper of the Unavailable Targets promptly, but in no event later than [***].  Upon receipt of such notification, the Gatekeeper shall update the list of Unavailable Targets accordingly.

3.2        Target Substitution.  Genentech shall have the right, from time to time during the Term, to substitute a different Modulator Target (or Targeting Arm, as applicable) in place of an existing Collaboration Target (each, a “Target Substitution”) solely as set forth below:

3.2.1     [***] Substitution Right [***].  Subject to Section 3.2.7,  [***] Genentech shall have the one-time right [***], to substitute during a period of [***] following the date of the receipt by Genentech [***] (the “Initial Substitution Period”), another available [***] Target, [***] (each, a “Substitute Target”), [***]. Such Substitute Target shall be nominated using mutatis mutandis the Target nomination process set forth in Section 3.1.3 or Section 3.1.4, as applicable.  For clarity, [***] the nomination of the Substitute Target shall be effective as of Genentech’s receipt of the Target Availability Notice.

3.2.2     [***] Substitution Right [***]. Subject to Section 3.2.6 and Section 3.2.7,  [***], Genentech shall have the one-time-right [***] during a period following the [***] to nominate a Substitute Target, [***].  Such Substitute Target shall be nominated using mutatis mutandis the Target nomination process set forth in Section 3.1.3 or Section 3.1.4, as applicable.  For clarity, [***] the nomination of the Substitute Target shall be effective as of Genentech’s receipt of the Target Availability Notice.

3.2.3     [***] Substitution Right [***].  Subject to Section 3.2.7,  [***] Genentech shall have the one-time right [***] during a period of [***] following the date [***], to nominate a Substitute Target [***].  Such Substitute Target shall be nominated using mutatis mutandis the Target nomination process set forth in Section 3.1.3 or Section 3.1.4, as applicable.  For clarity, [***] the nomination of the Substitute Target shall be effective as of Genentech’s receipt of the Target Availability Notice.

3.2.4     [***] Substitution Right [***].  Subject to Section 3.2.6 and Section 3.2.7,  [***], Genentech shall have the one-time-right [***], during the period between [***], to nominate a Substitute Target. Such Substitute Target shall be nominated using mutatis mutandis the Target nomination process set forth in Section 3.1.3 or Section 3.1.4, as applicable, but [***].

3.2.5     [***] Substitution.  [***], Genentech shall have a one-time right, [***], to nominate a Substitute Target [***].  Genentech may exercise such right at any time during [***].  Any substitution of a Target [***] will follow the Target nomination process set forth in Section 3.1.4.  Following a substitution [***], the applicable Substitute Target [***].

3.2.6     Limitations on Substitution Right.  Genentech may not (a) substitute a Target for any Modulator Target that was already designated as a Collaboration Target as a result of the operation of this Section 3.2, or (b) perform [***] Target Substitutions [***] Collaboration Program under [***].

3.2.7     Effects of Target Substitution.  Following any Target Substitution as set forth in this Section 3.2, the applicable Substitute Target will become a Collaboration Target hereunder effective as of the newly established Target Acceptance Date for such Substitute Target and, effective as of such newly established Target Acceptance Date, (a) the Parties will have all rights and obligations under this Agreement in connection with such Substitute Target as a Collaboration Target and (b) the replaced Modulator Target shall become a Terminated Target and shall no longer be a Collaboration Target.  Following any Target Substitution, Genentech shall grant, and hereby does grant, effective upon the applicable Target Acceptance Date for the new Modulator Target, to BicycleTx and its Affiliates, as applicable, an Unblocking License for the applicable Terminated Target.

3.3        Genentech Reserved Targets.  From the Effective Date until the earlier of (a) the expiration of the Expansion Option Period, or (b) the date upon which Genentech exercises its second Expansion Option, BicycleTx shall not, and shall cause its Affiliates not to, option, license, authorize, appoint, or otherwise enable any Third Party to, directly or indirectly, develop, commercialize or manufacture any Bicycle Construct, product, service, or therapy that is directed to any Genentech Reserved Target or otherwise enter into any arrangement or take any other action that would preclude a Genentech Reserved Target from being designated as a Collaboration Target hereunder.  Upon the earlier of the dates set forth in subclause (a) or (b), the Genentech Reserved Target list will no longer apply.

ARTICLE 4

COLLABORATION MANAGEMENT

4.1        Joint Research Committee.

4.1.1     Formation.  Within [***] after the Effective Date, the Parties shall establish a joint research committee (the “JRC”).  The JRC shall consist of [***] representatives from each of the Parties (with the number of such representatives at each Party’s election, but with each Party collectively having one (1) vote).  Each representative shall have the requisite experience and seniority to enable such person to make decisions on behalf of the applicable Party with respect to the issues falling within the decision making authority of the JRC.  From time to time, each Party may substitute one (1) or more of its representatives to the JRC on written notice to the other Party.  Each Party shall select from its representatives a representative who will chair the JRC jointly with the selected representative from the other Party. Each Party may replace its co-chairperson from time to time by informing the other Party in writing.

4.1.2     Specific Responsibilities. The JRC shall develop the strategies for and oversee the Discovery Research Activities in accordance with the applicable Discovery Research Plan for each Collaboration Program, and shall serve as a forum for the coordination of such activities.  In particular, the JRC shall:

(a)         serve as a discussion forum in relation to potential Modulator Targets and Antigen Targets for inclusion as potential Collaboration Targets (including respective Substitute Targets, if any) during any period when the Parties have not elected to appoint a Gatekeeper;

(b)         periodically (no less often than [***]) review and serve as a forum for discussing the Discovery Research Plan for each Collaboration Target, and review and approve any amendments thereto;

(c)         oversee the conduct and progress of the Discovery Research Activities (including the need for potential amendments to the LSR Go and Dev Go Criteria), and discuss and agree upon any activities to be allocated for performance by Genentech (if any);

(d)         monitor the achievement of (i) the Hit Success Criteria determining POP Achievement, (ii) the LSR Go Criteria, (iii) the Dev Go Criteria, and (iv) the Targeting Arm Criteria;

(e)         monitor the completion of the activities and the generation of the data required to be included in the LSR Go Data Package and the Dev Go Data Package, as applicable in order to confirm whether all components of the LSR Go Data Package and the Dev Go Data Package, as applicable, are complete [***];

(f)          prior to the commencement of the Lead Generation Phase for a Collaboration Program, discuss and agree upon the contents of the LSR Go Data Package [***];

(g)         prior to the commencement of the Lead Validation Phase for a Collaboration Program, discuss and agree upon the contents of the Dev Go Data Package [***];

(h)         discuss the scope of any modifications or improvements requested by Genentech to any Discovery Construct or Development Candidate pursuant to Section 5.2;

(i)          serve as a forum for discussion of results from the conduct of the Discovery Research Activities;

(j)          extend the Research Term as provided in Section 2.4.2;

(k)         establish secure access methods (such as secure databases) for each Party to access research and discovery and other JRC related information and Know-How as contemplated under this Agreement;

(l)          monitor and implement the transfer of CMC materials to Genentech, whether pursuant to Section 5.3 or Section 5.4;

(m)        monitor and implement the technology transfer to Genentech pursuant to Section 5.4; and

(n)         perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

4.2        General Provisions Applicable to the JRC.

4.2.1     Meetings and Minutes.  The JRC shall meet [***], either in person or by tele-/videoconference with the venue of the in person meetings alternating between locations designated by BicycleTx and locations designated by Genentech.  At least [***] the JRC representatives shall meet in person, unless otherwise agreed by the Parties. The Alliance Manager shall be permitted to attend any such JRC meetings.  The chairperson of the JRC shall be responsible for calling meetings on no less than [***] notice.  Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least [***] in advance of the applicable meeting; provided that under exigent circumstances requiring input by the JRC, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting.  The chairpersons of the JRC (or their designee) shall prepare and circulate minutes of each meeting within [***] after the meeting for the Parties’ review and approval.  The Parties shall agree on the minutes of each meeting promptly, but in no event later than within [***] following circulation of the draft minutes.

4.2.2     Procedural Rules.  The JRC shall have the right to adopt such standing rules as shall be necessary for its work, so long as such rules are not inconsistent with this Agreement.  A quorum of the JRC shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party.  Representation by proxy shall be allowed.  The JRC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by at least one (1) representative appointed by each Party.  Employees or consultants of either Party that are not representatives of the Parties on the JRC may attend meetings of the JRC; provided that such attendees (a) shall not vote or otherwise participate in the decision-making process of the JRC, and (b) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in ARTICLE 11.

4.3        Decisions.

4.3.1     Decision Making Authority. The JRC shall decide matters within its responsibilities pursuant to Section 4.1.2.

4.3.2     Consensus; Good Faith. The members of the JRC shall in good faith cooperate with one another and shall endeavor to seek agreement with respect to issues to be decided by the JRC.

4.3.3     Final Decision Right; Dispute Resolution.  If the JRC cannot, or does not, reach consensus on an issue, then (a) BicycleTx shall have final say on [***]; (b) [***] Genentech shall have final say on [***]; and (c) neither Party shall have final say on [***] that would [***].  In each of case Section 4.3.3(c)(i) and 4.3.3(c)(ii) above, the status quo shall persist unless and until the Parties’ mutually agree. If the JRC does not reach consensus on [***], then the dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue. If the Senior Officers are unable to reach consensus on [***] for a given Collaboration Program, [***] provided: (1) any additional Discovery Research Activities resulting from such [***], (2) any additional Discovery Research Activities resulting from [***] shall not [***], (3) the [***] shall not [***]

[***] and (4) BicycleTx shall [***].  If BicycleTx [***], Genentech may [***] by Genentech. Notwithstanding the foregoing, neither Party shall use its final decision-making authority to (x) impose any requirement on the other Party to undertake obligations beyond those for which it is responsible or to forgo any of its rights under this Agreement, (y) require the other Party to violate any Applicable Law, ethical requirement, or any agreement it may have with any Third Party, or (z) amend the terms and conditions of this Agreement. Disputes arising between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith, and that are outside of the decision-making authority of the JRC, shall be finally resolved pursuant to Section 15.7.

4.4        Limitations on Authority.  Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JRC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.  The JRC shall not have the power to amend, modify, or waive compliance with this Agreement, which may only be amended or modified as provided in Section 15.9 or compliance with which may only be waived as provided in Section 15.11.

4.5        Alliance Manager.  Each Party shall appoint a person who shall oversee contact between the Parties for all matters between meetings of the JRC and shall have such other responsibilities as the Parties may agree in writing after the Effective Date (each, an “Alliance Manager”).  Each Party may replace its Alliance Manager at any time by notice in writing to the other Party.

4.6        Discontinuation of the JRC.  Following the date upon which [***] for a given Collaboration Program [***], the JRC shall have no further responsibilities or authority under this Agreement with respect to that Collaboration Target and the associated Compounds and Licensed Products. Once the applicable [***], the JRC will be considered fully dissolved by the Parties.  Notwithstanding the above, if BicycleTx agrees to conduct Additional Discovery Activities pursuant to Section 5.2, the JRC shall be reinstated to oversee such Additional Discovery Activities until the completion thereof.

4.7        Interactions Between a Committee and Internal Teams.  The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement.  Nothing contained in this Article shall prevent a Party from making routine day-to-day decisions relating to the conduct of those activities for which it has a performance or other obligation hereunder, in each case in a manner consistent with the then-current applicable Discovery Research Plan and the terms and conditions of this Agreement.

4.8        Working Groups.  From time to time, the JRC may establish and delegate duties to sub-committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities (for example, joint project team, joint finance group, and/or joint intellectual property group).  Each such Working Group shall be constituted and shall operate as the JRC determines; provided that each Working Group shall have equal representation from each Party, unless otherwise mutually agreed.  Working Groups may be established on an ad hoc basis for purposes of a specific project or on such other basis as the JRC may determine.  Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the JRC.  In no event shall the authority of the

Working Group exceed that specified for the JRC.  All decisions of a Working Group shall be by consensus.  Any disagreement between the designees of Genentech and BicycleTx on a Working Group shall be referred to the JRC for resolution.

4.9        Expenses.  Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, the JRC or any Working Group.

ARTICLE 5

DEVELOPMENT AND REGULATORY

5.1        Development of Licensed Products following Dev Go.  For each Collaboration Program, following Genentech’s delivery of the Dev Go Notice, except for any activities that BicycleTx agrees to conduct in accordance with Section 5.2, Genentech shall have the sole right to Develop and Manufacture, including seeking Regulatory Approvals for, Compounds and Licensed Products directed to the applicable Collaboration Target(s) in the Field and in the Territory, in each case at Genentech’s sole expense.  On a Collaboration Program-by-Collaboration Program basis, following the date of the Dev Go Notice for such Collaboration Program and delivery to Genentech of the applicable Compound(s) and the completion of the technology transfer pursuant to Section 5.4.1, Genentech shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for a Licensed Product comprising or containing a Development Candidate arising from such Collaboration Program in at least one Indication for use in each Major Market.  Genentech shall have the right to satisfy its diligence obligations under this Section 5.1 through its Affiliates or Sublicensees.  For each Collaboration Target, following the date of [***], Genentech will provide to BicycleTx [***] reports within [***] summarizing the key Development activities undertaken and summarizing the results achieved with respect to the applicable Discovery Constructs and Licensed Products [***].  Following the delivery of each report, Genentech will make appropriate personnel available to BicycleTx during business hours and on reasonable advanced notice to answer reasonable questions regarding the information contained in such report, [***].

5.2        Additional Discovery Activities After Dev Go Notice.  On a Collaboration Program-by-Collaboration Program basis, at any time following Genentech’s delivery of a Dev Go Notice for the then-current Development Candidate for such Collaboration Program, Genentech may request that BicycleTx provide certain reasonable research and development assistance (a) to [***] and/or (b) [***] (all such activities in (a) and (b), the “Additional Discovery Activities”).  If Genentech makes such a reasonable request, BicycleTx shall consider such request and, [***] such Additional Discovery Activities, provided that Genentech shall compensate BicycleTx for BicycleTx’s [***] costs ([***]) incurred in the performance of such Additional Discovery Activities.  For clarity, [***]

[***] such Additional Discovery Activities. If, as a result of any such Additional Discovery Activities Genentech selects an alternative Compound to advance into further pre-clinical Development, such alternative Compound will thereafter be deemed the Development Candidate for the applicable Collaboration Target.  Notwithstanding the foregoing, if BicycleTx does not agree to conduct any such Additional Discovery Activities ([***]), Genentech may conduct such Additional Discovery Activities (or have a Third Party conduct such Additional Discovery Activities) and if, as a result of Genentech’s or its designated Third Party’s performance of such Additional Discovery Activities, Genentech selects an alternative Compound to further modify and advance into further pre-clinical Development, such alternative compound shall be deemed a “Modified Compound”, provided that Genentech (itself or through its Affiliate or Third Party) shall not be permitted to select any Modified Compound to advance into further Development activities unless such Modified Compound (i) [***] and (ii) is directed to and binds the same Collaboration Target as the applicable Compound.  For clarity, (x) [***] under this Agreement, [***], in each case [***] and, (y) [***] under this Agreement [***].

5.3        Transfer of CMC Materials [***]. On a Collaboration Program-by-Collaboration Program basis,  Genentech may request [***], that BicycleTx conduct a manufacturing technology transfer to enable Genentech to conduct certain CMC Activities in connection with Compounds and Licensed Products arising from such Collaboration Program [***].  Genentech’s request shall include a summary of the CMC Activities that Genentech intends to conduct (which shall be reasonable for the stage of development of the applicable Collaboration Program), and the Parties shall, prior to any transfer, agree upon a plan for the transfer of CMC materials necessary  for such specified CMC Activities.  For clarity, [***].  BicycleTx shall initiate such transfer within [***] following the receipt of such request (and following agreement on the plan for such CMC Activities), which shall include a transfer of [***] to enable Genentech or Genentech’s designees to conduct the CMC Activities to be conducted by Genentech. BicycleTx shall [***] such transfer of CMC materials, provided that (i) if Genentech [***], then Genentech shall [***], and (ii) if Genentech [***], Genentech shall [***]. For clarity, Genentech shall [***] at Genentech’s request for CMC Activities [***]

[***]. Furthermore, if Genentech [***], BicycleTx may elect to buy any Compound and/or materials resulting from such CMC Activities ([***]) at Genentech’s [***] cost to manufacture. Inventory and any CMC materials that BicycleTx or BicycleTx’s designees are to provide to Genentech shall be shipped [***].

5.4        Technology Transfer [***].  On a Collaboration Target-by-Collaboration Target basis following Genentech’s delivery of the Dev Go Notice for the applicable Collaboration Program:

5.4.1     As soon as reasonably practicable following Genentech’s delivery of the applicable Dev Go Notice (and in any event not more than [***]), BicycleTx shall, and shall cause its Affiliates to, without additional compensation, disclose and make available to Genentech (which obligation may include granting personnel designated by Genentech controlled access to an electronic data room), in such form as maintained by BicycleTx in the ordinary course of business, BicycleTx Know-How and Joint Know-How (to the extent such Joint Know-How is in BicycleTx’s possession), and a list of the BicycleTx Patents and Joint Collaboration Patents, in each case to the extent [***] for the Exploitation of the Compounds for such Collaboration Program.  For clarity, the BicycleTx Know-How provided pursuant to this Section 5.4.1 shall include BicycleTx Know-How [***] to perform CMC Activities in respect of the relevant Development Candidate [***].

5.4.2     BicycleTx shall provide Genentech [***] in order to transfer to Genentech the BicycleTx Know-How and Joint Collaboration Know-How required to be produced pursuant to Section 5.4.1. Without prejudice to the generality of the foregoing, if [***] are reasonably requested by Genentech [***], BicycleTx shall [***] mutually agreed by the Parties. BicycleTx shall provide up to [***] to Genentech pursuant to this Section 5.4.2. For any [***] requested by Genentech and provided by BicycleTx in excess of [***], Genentech shall reimburse BicycleTx [***].

5.5        Subcontracting.  Each Party shall have the right to subcontract any of its Development activities to a Third Party (a “Third Party Provider”); provided that solely with respect to Third Party Providers performing services that are [***], BicycleTx shall [***] to such Third Party Provider and the activities to be subcontracted. Genentech shall [***] set forth in this Section5.5 above; provided that [***]. BicycleTX shall obtain a written undertaking from each Third Party Provider that it will comply with the applicable terms and conditions of this Agreement, including the confidentiality provisions of ARTICLE 11.

5.6        Regulatory Matters.

5.6.1     Regulatory Activities.

(a)         As between the Parties, Genentech, at its sole expense, shall have the sole right to prepare, obtain, and maintain the Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other regulatory submissions, including INDs, and to conduct communications with the Regulatory Authorities, for Compounds or Licensed Products in the Territory.  Upon Genentech’s request [***], BicycleTx shall provide Genentech with reasonable assistance in obtaining Regulatory Approvals for the Licensed Products, including providing necessary documents or other materials required by Applicable Law to obtain such Regulatory Approvals, provided that [***], and provided further that nothing in this Section 5.6.1 shall obligate BicycleTx to generate any additional data or other Know-How.

(b)         All Regulatory Documentation (including all Regulatory Approvals and Product Labeling) specifically relating to Compounds or Licensed Products with respect to the Territory shall be owned by, and shall be the sole property and held in the name of, Genentech or its designated Affiliate, Sublicensee or designee.  BicycleTx shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, documents, and instruments, as may be necessary under, or as Genentech may reasonably request in connection with this Section 5.6.

5.6.2     Recalls.  Genentech shall notify BicycleTx promptly following its determination that any event, incident, or circumstance has occurred that may result in the need for a recall, market suspension, or market withdrawal of a Licensed Product in the Territory, and shall include in such notice the reasoning behind such determination and any supporting facts.  Genentech (or its Sublicensee) shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension, or market withdrawal in the Territory.  If a recall, market suspension, or market withdrawal is mandated by a Regulatory Authority in the Territory, Genentech (or its Sublicensee) shall initiate such a recall, market suspension, or market withdrawal in compliance with Applicable Law.  For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 5.6.2, Genentech (or its Sublicensee) shall be solely responsible for the execution thereof, and BicycleTx shall reasonably cooperate in all such recall efforts, at Genentech’s request and expense.

5.6.3     Records.  Each of BicycleTx and Genentech shall, and shall ensure that its Third Party Providers, maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law, which shall be complete and accurate and shall properly reflect all work done and results achieved in the performance of its Discovery Research Activities and Development activities hereunder, which shall record only such activities and shall not include or be commingled with records of activities outside the scope of this Agreement.  Such records shall be retained by BicycleTx or Genentech, as the case may be, for at least [***] after the termination of this Agreement, or for such longer period as may be required by Applicable Law.

ARTICLE 6

COMMERCIALIZATION

6.1        In General.  Genentech (itself or through its Affiliates or Sublicensees) shall have the sole right to Commercialize Compounds and Licensed Products in the Territory at its own cost and expense.

6.2        Commercialization Diligence.  For each Collaboration Target, Genentech shall use Commercially Reasonable Efforts to Commercialize one Licensed Product in each Major Market following receipt of Regulatory Approval therefor in such Major Market, provided that (a) the Commercialization of Licensed Product [***], and (b) Genentech shall have the right to satisfy its diligence obligations under this Section 6.2 through its Affiliates and Sublicensees.  With respect to a particular Collaboration Target, if Genentech [***] Compound or Licensed Product directed to such Collaboration Target, [***] Compound or Licensed Product directed to such Collaboration Target.

6.3        Product Trademarks.  Genentech shall have the sole right to determine and own the Product Trademarks to be used with respect to the Exploitation of the Licensed Products on a worldwide basis.  [***] with respect thereto or use [***] the Product Trademarks.  Notwithstanding the foregoing, to the extent required by Applicable Law in a country or other jurisdiction in the Territory, the promotional materials, packaging, and Product Labeling for the Licensed Products used by Genentech and its Affiliates in connection with the Licensed Products in such country or other jurisdiction shall contain (a) the corporate name of BicycleTx (and to the extent required, BicycleTx grants Genentech a license, with the right to sublicense, to use the same for such purpose), and (b) the logo and corporate name of the manufacturer (if other than Genentech or an Affiliate).

6.4        Commercial Supply of Compounds or Licensed Products.  As between the Parties, Genentech shall have the sole right, at its expense, to Manufacture (or have Manufactured) and supply Compounds and Licensed Products for commercial sale in the Territory by Genentech and its Affiliates and Sublicensees.

ARTICLE 7

GRANT OF RIGHTS

7.1        Grants to Genentech.

7.1.1     Effective upon Genentech’s delivery to BicycleTx of a Dev Go Notice pursuant to Section 2.5.2(d), on a Collaboration Program-by-Collaboration Program basis, BicycleTx (on behalf of itself and its Affiliates) hereby grants to Genentech an exclusive (including with regard to BicycleTx and its Affiliates, except as provided in Section 7.6) license, with the right to grant sublicenses in accordance with Section 7.4, under (a) the BicycleTx Patents and BicycleTx Know-How, and (b) BicycleTx’s interest in the Joint Collaboration Patents and in the Joint Collaboration Know-How (collectively, the “BicycleTx

IP”) that is reasonably necessary or useful to Exploit the Compounds and corresponding Licensed Products in the Field in the Territory.

7.1.2     Effective upon the Effective Date or, as the case may be, upon the applicable Target Acceptance Date and during the Research Term under this Agreement, BicycleTx hereby grants to Genentech, on a Collaboration Target-by-Collaboration Target basis, a limited, non-exclusive, royalty-free license, without the right to grant sublicenses (but, for clarity, with the right to subcontract), under the BicycleTx IP solely to enable Genentech to perform Discovery Research Activities to be conducted by Genentech pursuant to Section 2.4.1 (if any) and to perform CMC Activities to be conducted by Genentech pursuant to Section 5.3 (if any).

7.2        Grants to Bicycle.  Effective upon the Effective Date and during the Research Term (and thereafter for the performance of Additional Discovery Activities pursuant to Section 5.2.), Genentech hereby grants to BicycleTx, on a Collaboration Target-by-Collaboration Target basis, a non-exclusive, royalty-free license, without the right to grant sublicenses (other than to permitted subcontractors of BicycleTx in accordance with Section 5.5), under the Genentech Patents, Genentech Know-How, and Genentech’s interests in the Joint Collaboration Patents and the Joint Collaboration Know-How solely for purposes of performing BicycleTx’s obligations under, and as set forth in, the Discovery Research Plan(s).

7.3        Mutual Grants. Each Party hereby grants to the other Party a perpetual, irrevocable, non-exclusive, royalty-free, and fully paid-up license for all internal research purposes, without the right to grant sublicenses, under [***] a Collaboration Program hereunder, excluding [***] (a) in connection with [***], (b) solely with respect to [***], provided that [***], or (c) solely with respect to [***] as part of the [***], provided that [***].  It is understood and agreed that no commercial license is granted by either Party under this Section 7.3 (including but not limited to any license or other right to sell, offer for sale or otherwise commercialize any Compounds). It is further understood that the Parties shall have the right to [***] activities.  Notwithstanding anything to the contrary herein, the Parties [***] the use of [***], and as such each Party agrees that the [***]; provided that: (a) [***] such use; (b) the foregoing [***], and will not be [***](i) a right to [***], or (ii) a [***]; and (c) [***] outside this Agreement.

7.4        Sublicenses.  Genentech shall have the right to grant sublicenses, through multiple tiers of sublicensees, under the licenses granted in Section 7.1 to its Affiliates and Third Parties; provided that (a) each such sublicense shall be consistent with the terms and conditions of this Agreement, including terms of confidentiality and non-use no less restrictive than those set forth in this Agreement, (b) Genentech may not grant to any Third Party any rights to prosecute or enforce any BicycleTx Background Patents or BicycleTx Collaboration Patents, and (c) Genentech shall remain directly liable to BicycleTx with respect to its obligations under this Agreement and for the performance and acts and omissions of all sublicensees.  As soon as reasonably practicable (but in any case within [***]) after the execution of any such sublicense agreement, Genentech shall provide BicycleTx with written notice thereof, including the identity of the Sublicensee and the scope of the license granted.

7.5        Distributorships.  Genentech shall have the right, in its sole discretion, to appoint its Affiliates, and Genentech and its Affiliates shall have the right, in their sole discretion, to appoint any Third Party, in the Territory or in any country or other jurisdiction of the Territory, to distribute, market, and sell the Licensed Products.  If Genentech or its Affiliates appoints such a Third Party that does not have rights to, and does not, Manufacture any Licensed Product (except solely to package or label such Licensed Product purchased in bulk form from Genentech or its Affiliates), such Third Party shall be a “Distributor” for purposes of this Agreement.

7.6        Retention of Rights.  Notwithstanding the exclusive licenses granted to Genentech pursuant to Section 7.1.1 during the Term, BicycleTx shall retain all rights under the BicycleTx Background Patents, the BicycleTx Collaboration Patents, the BicycleTx Background Know-How, the BicycleTx Collaboration Know-How, BicycleTx’s interests in the Joint Collaboration Patents and in the Joint Know-How, Regulatory Approvals and any other Regulatory Documentation (i) to perform, and to subcontract pursuant to Section 5.5 its obligations under this Agreement, (ii) to Exploit any and all Existing Targeting Arms and BicycleTx Future Independent Targeting Arms, in connection with any Target (including any Modulator Target or Antigen Target) other than a Collaboration Target, (iii) for any purpose outside the scope of the licenses and rights granted under Section 7.1, including to develop, manufacture and commercialize any products or services other than Compounds and Licensed Products, subject to Section 7.8. For clarity, nothing in this Section 7.6 shall imply that BicycleTx may retain any right with regard to Genentech Reserved Targets prior to the expiry of the Expansion Options as set forth in Section 3.1.1(c).

7.7        No Implied Licenses. Except as expressly provided herein, BicycleTx grants no other right or license to Genentech hereunder, including any rights or licenses to the BicycleTx Background Patents, the BicycleTx Program Patents, the BicycleTx Background Know-How, the BicycleTx Program Know-How, BicycleTx’s interests in the Joint Collaboration  Patents and the Joint Collaboration Know-How, or any other Patent or intellectual property rights not otherwise expressly granted herein. Except as expressly provided herein, Genentech grants no other right or license to BicycleTx hereunder, including any rights or licenses to the Genentech Background Patents, the Genentech Collaboration Patents, the Genentech Background Know-How, the Genentech Collaboration Know-How, or any other Patent or intellectual property rights not otherwise expressly granted herein.

7.8        Exclusivity.

7.8.1     With respect to each Modulator Target, during the applicable Target Exclusivity Period, neither BicycleTx nor any of its Affiliates shall (a) on BicycleTx’s behalf or on behalf of (or in collaboration with) a Third Party, use BicycleTx IP or otherwise conduct activities to discover, design or identify compounds that bind to or modulate such Modulator Target, or (b) either directly or indirectly, appoint or otherwise authorize or facilitate any Third Party to perform any of the activities set forth in the foregoing clause (a) (collectively, the “Exclusivity Obligations”).  Notwithstanding the foregoing, the conduct by BicycleTx or its Affiliates of any of the foregoing activities with respect to any compound that binds to or modulates a Modulator Target, where (i) [***], and (ii) [***], shall not be deemed to be a breach of the Exclusivity Obligations.

7.8.2     For each Modulator Target, the Exclusivity Obligations shall commence (a) on the Effective Date for the Initial Collaboration Targets and initial Genentech Reserved Targets, (b) on the date a new Genentech Reserved Target is added to the list for Genentech Reserved Targets pursuant to Section 3.1.4, (c) on the Target Acceptance Date for a Target deemed a Collaboration Target as a result of Genentech’s exercise of an Expansion Option pursuant to Section 3.1.1(b), and (d) on the applicable Target Acceptance Date for a Substitute Target. The Exclusivity Obligations shall continue (x) for each Collaboration Target, until the earlier of (i) [***] Collaboration Target or (ii) the termination of this Agreement with respect to the applicable Collaboration Program pursuant to Section 2.5.3 or Section 14.2, (y) for Genentech Reserved Targets, until the expiration of the Expansion Options as set forth in Section 3.1.1(c), and (z) for all Targets under this Agreement, until the termination of this Agreement in its entirety. The period in which the Exclusivity Obligations are in effect is referred to as the “Target Exclusivity Period”.

ARTICLE 8

PAYMENTS AND RECORDS

8.1        Upfront Payment.  Within fifteen (15) Business Days after the Effective Date, Genentech shall pay BicycleTx an one-time, non-refundable, non-creditable payment in the amount of Thirty Million Dollars ($30,000,000).

8.2        Target Nomination; Targeting Arms.

8.2.1     Promptly following the exercise of an Expansion Option by Genentech pursuant to Section 3.1.1 and after the Parties’ agreement on the applicable Discovery Research Plan for such Nominated Target, BicycleTx shall issue an invoice for payment of a Target Nomination Fee of Ten Million Dollars ($10,000,000), and Genentech shall pay to BicycleTx such Target Nomination Fee within [***] following receipt of such invoice.  For clarity, the maximum aggregate amount payable by Genentech under this Section 8.2.1 is Twenty Million Dollars ($20,000,000) (i.e., if Genentech exercises both Expansion Options under Section 3.1.1(b) and as a result two (2) Nominated Targets become Collaboration Targets).

8.2.2     Simultaneous with or promptly following BicycleTx’s delivery of the Target Availability Notice for a Genentech Antigen Target, BicycleTx shall issue an invoice for payment of [***] for activities to be performed by BicycleTx on a Targeting Arm directed to such Genentech Antigen Target, and Genentech shall pay to BicycleTx such amount within [***] following receipt of such invoice.

8.2.3     Promptly following the Targeting Arm Data Package Acceptance Date for a given Targeting Arm, BicycleTx shall issue an invoice for payment by Genentech of [***], and Genentech shall pay to BicycleTx such amount within [***] following receipt of such invoice.

8.3        Target Substitution. Promptly following the receipt by Genentech of the Target Availability Notice for a [***], BicycleTx shall issue an invoice to Genentech for an [***], and Genentech shall pay to BicycleTx such [***] following receipt of such invoice.

8.4        Discovery Milestones.  In partial consideration of the rights granted by BicycleTx to Genentech hereunder and subject to the terms and conditions set forth in this Agreement, Genentech shall pay to BicycleTx a non-refundable milestone payment after the achievement of each of the following milestones for the first Compound or Licensed Product, as applicable, for each Collaboration Target (irrespective of whether such Collaboration Target is an initially nominated Collaboration Target or a Substitute Target).  Upon the achievement of each of the following milestone events, BicycleTx shall promptly issue an invoice for the applicable milestone payment and Genentech shall pay such milestone payment within [***] after receipt of such invoice from BicycleTx. Such milestone payments shall be as follows:

8.4.1     upon the delivery of the LSR Go Notice for each Modulator Target, [***];

8.4.2     upon the delivery of the Dev Go Notice for each Initial Collaboration Target, [***]; and

8.4.3     upon the delivery of the Dev Go Notice for each Modulator Target other than the Initial Collaboration Targets, [***].

8.5        Development, Regulatory and First Commercial Sale Milestones.

8.5.1     Development, Regulatory and First Commercial Sale Milestone Payments.  In partial consideration of the rights granted by BicycleTx to Genentech hereunder and subject to the terms and conditions set forth in this Agreement, on a Modulator Target-by-Modulator Target basis, Genentech shall pay to BicycleTx a non-refundable milestone payment after the achievement of each of the following milestones for the first Licensed Product directed to a given Modulator Target, calculated as follows:

Development Milestone [***]	Milestone Payment Amount
[***]	[***]
[***]	[***]
[***]	[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

8.5.2     If the first Licensed Product directed to a given Modulator Target also incorporates [***] Targeting Arm, then for the first such Licensed Product incorporating such [***] Targeting Arm, the milestone payment for the Development Milestone #2 in the table above [***] shall be [***] instead of [***].

8.5.3     Development Milestones [***] set forth in the table above shall only be payable once for a given Modulator Target. Notwithstanding Section 8.5.1, Development Milestones #3-13 set forth in the table above shall each be payable for [***] Licensed Product targeting the same Modulator Target.  If the Licensed Product contains a [***] of a [***], then the amount of each milestone payment above shall be [***] for such Modified Compound.

8.5.4     On a Modulator Target-by-Modulator Target basis, if a development milestone payment set forth in this Section 8.5 for a Licensed Product becomes due before an earlier listed development milestone payment for such Licensed Product, then the earlier listed development milestone payment shall become payable upon the achievement of the later listed development milestone.

8.5.5     Genentech shall notify BicycleTx within [***] after achieving any milestone set forth in the table above. Following such notice BicycleTx shall promptly issue an invoice for the corresponding milestone payment and Genentech shall pay the development milestone payment within [***] after receipt of such invoice from BicycleTx.

8.6        Sales-Based Milestones. In partial consideration of the rights granted by BicycleTx to Genentech hereunder and subject to the terms and conditions set forth in this Agreement, on a Licensed Product-by-Licensed Product basis, Genentech shall pay to BicycleTx the following non-refundable milestone payments due within [***] after the end of the Calendar Quarter in which such milestone was achieved with respect to Net Sales of each Licensed Product calculated as follows: [***].

Each milestone payment in this Section 8.6 shall be payable only upon the first achievement of such milestone for a given Licensed Product.  The maximum aggregate amount payable by Genentech pursuant to this Section 8.6 for each Licensed Product is Two Hundred Million Dollars ($200,000,000).

8.7        Royalties.

8.7.1     Royalty Rates.  As further consideration for the rights granted to Genentech hereunder, subject to Section 8.7.3, commencing upon the First Commercial Sale of a Licensed Product in the Territory, on a Licensed Product-by-Licensed Product basis, Genentech shall pay to BicycleTx a non-refundable royalty on Net Sales of each Licensed Product in the Territory (excluding Net Sales of each Licensed Product in any country or other jurisdiction in the Territory for which the Royalty Term for such

Licensed Product in such country or other jurisdiction has expired) during each Calendar Year at the following rates:

Calendar Year Net Sales in the Territory of a given Licensed Product in a Calendar Year	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

8.7.2     Royalty Term.  Genentech shall have no obligation to pay any royalty with respect to Net Sales of any Licensed Product in any country or other jurisdiction after the Royalty Term for such Licensed Product in such country or other jurisdiction has expired.

8.7.3     Reductions.  Notwithstanding the foregoing:

(a)         If following the first market entry of a Generic Product of a Licensed Product in a given country in the Territory during the Royalty Term for such Licensed Product in such country, there has been in any Calendar Quarter after such entry a decline of the Sales of such Licensed Product in such country greater than  [***] of the average level of the Sales of such Licensed Product achieved in such country [***] immediately preceding such Calendar Quarter (such percentage drop in Sales following the first market entry of a Generic Product, a “Generic Entry”), then, except as set forth in Section 8.7.3(c) below, the applicable royalty rate on the Net Sales of such Licensed Product in such country shall be reduced to [***] for the remainder of the applicable Royalty Term for such Licensed Product in such country.

(b)         Genentech shall be entitled to deduct from any royalties payable hereunder with respect to a Licensed Product for a particular country or other jurisdiction [***] of all [***] paid under Genentech In-License Agreements with respect to such Licensed Product for such country or other jurisdiction; provided that in no case shall such deduction effectively reduce such royalties set forth in Section 8.7.1 below the royalties that would be payable under the royalty rates set forth in Section 8.7.3(d).  [***]

[***], subject to the preceding proviso.

(c)         If in a given country in the Territory in a Calendar Quarter during the Royalty Term for a Licensed Product such Licensed Product is not Covered by a Valid Claim of a [***] that Covers [***] such Licensed Product in such country, the royalty rate set forth in Section 8.7.1 with respect to such Licensed Product in such country shall be replaced by the royalty rates set forth in Section 8.7.3(d) for such Calendar Quarter; provided that following the tenth (10th) anniversary of the First Commercial Sale of a Licensed Product in a country, if the last Valid Claim of a [***] that Covers such Licensed Product in such country only Covers [***] such Licensed Product, then [***].

(d)         Except as set forth in Section 8.7.3(a), the cumulative reductions set forth in this Section 8.7.3 shall not reduce the royalties payable to BicycleTx on any Licensed Product in any Calendar Quarter to less than the amounts set forth in the table below at each royalty tier.

Calendar Year Net Sales in the Territory of a given Licensed Product in a Calendar Year	Royalty Floor
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

8.8        Royalty Payments and Reports.  Genentech shall calculate all amounts payable to BicycleTx pursuant to Section 8.7 at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 8.9.  Genentech shall pay to BicycleTx the royalty amounts due with respect to a given Calendar Quarter within [***] after the end of such Calendar Quarter.  Each payment of royalties due to BicycleTx shall be accompanied by a statement of the amount of Net Sales of each Licensed Product in each country or other jurisdiction the Territory during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter and whether any sales milestone under Section 8.6 has been achieved.

8.9        Mode of Payment.  All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by written notice to the paying Party.  For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with Accounting Standards.

8.10      [***]. For clarity, [***].

8.11      Withholding Taxes.

8.11.1   Withholding Amounts. If any sum due to be paid to either Party hereunder is subject to any withholding or similar tax, the Parties shall use their commercially reasonable efforts to do all such acts and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty.  In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the payor shall remit such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due to payee and secure and send to payee the best available evidence of the payment of such withholding or similar tax.  Except as otherwise provided in this Agreement, any such amounts deducted by the payor in respect of such withholding or similar tax shall be treated as having been paid by the payor for purposes of this Agreement.  If withholding or similar taxes are paid to a government authority, each Party will provide the other such assistance as is reasonably required to obtain a refund of the withheld or similar taxes, or to obtain a credit with respect to such taxes paid.

8.11.2   Withholding Actions. Notwithstanding the foregoing, the Parties acknowledge and agree that if Genentech (or its assignee pursuant to Section 15.3) is required by Applicable Law to withhold taxes in respect of any amount payable under this Agreement, and if such withholding obligation arises as a result an assignment of this Agreement as permitted under Section 15.3,  [***], then notwithstanding anything to the contrary herein, any such [***].  BicycleTx shall [***].  Notwithstanding the foregoing, the Parties acknowledge and agree that as of the date of this Agreement and under Applicable Laws, no withholding tax will be applicable to payments made to BicycleTx pursuant to this Agreement [***].

8.12      Taxes. BicycleTx shall pay all sales, turnover, income, revenue, value added, and other taxes levied on account of any payments accruing or made to BicycleTx under this Agreement. If provision is made in law or regulation of any country for withholding of taxes of any type, levies or other charges with respect to any royalty or other amounts payable under this Agreement to BicycleTx, then Genentech shall promptly pay such tax, levy or charge for and on behalf of BicycleTx to the proper governmental authority, and shall promptly furnish BicycleTx with receipt of payment. Genentech shall be entitled to deduct any such tax, levy or charge actually paid from royalty or other payment due to BicycleTx or be promptly reimbursed by BicycleTx if no further payments are due to BicycleTx. Each Party agrees to reasonably assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

8.13      Interest on Late Payments.  If any payment due to either Party under this Agreement is not paid when due, then such paying Party shall pay interest thereon (before and after any judgment, but excluding the period during which termination is tolled pursuant to Section 14.3.1) at [***], such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

8.14      Audit.  Genentech shall, shall cause its Affiliates to, and shall use commercially reasonable efforts to cause its Sublicensees to keep complete and accurate books and records pertaining to Net Sales of Licensed Products in sufficient detail to calculate all amounts payable hereunder.  At the request and expense of BicycleTx, Genentech shall permit an independent public accounting firm of nationally recognized standing designated by BicycleTx and reasonably acceptable to Genentech, at reasonable times during normal business hours and upon [***] prior written notice, to audit the books and records maintained pursuant to this Section 8.14 to ensure the accuracy of all reports and payments made hereunder.  Such examinations may not (a) be conducted for any Calendar Year more than [***] after the end of such Calendar Year, (b) be conducted more than once in any [***] period or (c) be repeated for any Calendar Year. The accounting firm shall disclose to BicycleTx only whether the reports are correct or not, and the specific details concerning any discrepancies.  No other information shall be shared with BicycleTx. Except as provided below, the cost of an audit pursuant to this Section 8.14 shall be borne by BicycleTx, unless the audit reveals an underpayment owed by Genentech of more than [***] from the reported amounts, in which case Genentech shall bear the cost of such audit.

8.15      Audit Dispute. In the event of any good faith dispute with respect to any audit under Section 8.14, BicycleTx and Genentech shall work in good faith to promptly resolve the disagreement.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***], the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Audit Expert”).  The decision of the Audit Expert shall be final and the costs of such decision-making as well as the initial audit shall be borne between the Parties in such manner as the Audit Expert shall determine.  Not later than [***] after such decision and in accordance with such decision, Genentech shall pay any underpaid amounts or BicycleTx shall reimburse any overpaid payments, as applicable.

8.16      Confidentiality.  The receiving Party shall use all information subject to review under this ARTICLE 8 only for the purpose of verifying royalty statements and payment amounts and treat all such information as Confidential Information in accordance with the confidentiality provisions of ARTICLE 11 and the Parties shall cause the Audit Expert and the independent public accounting firm of nationally recognized standing designated by BicycleTx pursuant to Section 8.14 to enter into a reasonably acceptable confidentiality agreement with Genentech obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

8.17      No Other Compensation.  Each Party hereby agrees that the terms of this Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by one (1) Party to the other Party in connection with the transactions contemplated herein. Neither Party previously has paid or entered into any other commitment to pay, whether orally or in writing, any of the other Party’s employees, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transaction contemplated herein.

ARTICLE 9

INTELLECTUAL PROPERTY

9.1        Ownership of Intellectual Property.

9.1.1     Ownership of Background Intellectual Property.  As between the Parties, (a) BicycleTx shall own all right, title, and interest in and to any and all BicycleTx Background Patents and BicycleTx Background Know-How, and (b) Genentech shall own all right, title, and interest in and to any and all Genentech Background Patents and Genentech Background Know-How.

9.1.2     Collaboration Inventions.

(a)         Sole Ownership. As between the Parties, (i) BicycleTx shall own all right, title, and interest in and to any and all BicycleTx Platform Know-How, BicycleTx Platform Patents, BicycleTx Collaboration Know-How and BicycleTx Collaboration Patents (including all BicycleTx Product Inventions, BicycleTx Product Know-How, and BicycleTx Product Patents) and (ii) Genentech or an Affiliate designated by Genentech shall own all right, title, and interest in and to any and all Genentech Collaboration Know-How and Genentech Collaboration Patents (including all Genentech Product Inventions, Genentech Product Know-How, and Genentech Product Patents).

(b)         Joint Ownership. The Parties shall jointly own all Joint Collaboration Inventions.  Each Party shall own an equal, undivided interest in any and all Joint Collaboration Inventions, Joint Collaboration Know-How and Joint Collaboration Patents.  Subject to the licenses granted under Section 7.1 and Section 7.2, and BicycleTx’s Exclusivity Obligations hereunder, each Party shall have the right to Exploit the Joint Collaboration Patents and Joint Collaboration Know-How without a duty of seeking consent from or accounting to the other Party.

9.2        United States Law.  The determination of whether an Invention is discovered, made, conceived or reduced to practice by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States.

9.3        Assignment Obligation.

(a)         Each Party shall cause all Persons who perform activities for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such Person to agree to such assignment obligation despite such Party’s using commercially reasonable efforts to negotiate such assignment obligation, provide a license under) their rights in any information and inventions resulting therefrom to such Party, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions which have standard policies against such an assignment (in which case a suitable license, or right to obtain such a license, shall be obtained).

(b)         Genentech will promptly disclose to BicycleTx in writing any Platform Inventions, any BicycleTx Platform Know-How, Collaboration Know-How, Collaboration Inventions, Product Know-How and Product Inventions made by Persons (other than BicycleTx) who perform activities for Genentech under this Agreement. Genentech, for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future, hereby agrees to assign) to BicycleTx all of its right, title and interest in and to any and all Platform Inventions (and any BicycleTx Platform Know-How and BicycleTx Platform Patents relating thereto). Genentech will execute and record assignments and other necessary documents consistent with such ownership promptly upon request.

(c)         BicycleTx will promptly disclose to Genentech in writing, any Collaboration Know-How, Collaboration Inventions, Product Know-How and Product Inventions  made by Persons who perform activities for BicycleTx under this Agreement.

(d)         Each Party will promptly disclose to the other Party, in writing, the conception, discovery, development, generation, making or creation of any Joint Collaboration Know-How or Joint Collaboration Inventions made by Persons who perform activities for it under this Agreement.  Each Party will execute and record assignments and other necessary documents consistent with such ownership promptly upon request.

9.4        Patent Prosecution and Maintenance.

9.4.1     BicycleTx Background Patents and BicycleTx Platform Patents.  BicycleTx shall have the sole right, but not the obligation, through the use of internal or outside counsel of its choice, to prepare, file, prosecute, and maintain the BicycleTx Background Patents and BicycleTx Platform Patents worldwide, at BicycleTx’s sole cost and expense.

(a)         After Dev Go for a given Collaboration Program, BicycleTx shall keep Genentech reasonably informed regarding each BicycleTx Background Patent or BicycleTx Platform Patent that (a) includes claims that relate to use of the BicycleTx Platform in connection with the Compound(s) for such Collaboration Program; and/or (b) Covers any Compound or Licensed Product (but which Patent falls outside the scope of Product Patents).

(b)         The Parties will reasonably cooperate to [***] (“BicycleTx Other Constructs”).  On a Collaboration Target-by-Collaboration Target basis, after completion of the Lead Generation Phase for a Collaboration Target, BicycleTx shall [***] BicycleTx Other Constructs.  Notwithstanding anything herein to the contrary, on a Collaboration Target-by-Collaboration Target basis, if any Patents are filed by or on behalf of BicycleTx after completion of the Lead Generation Phase for a Collaboration Target [***], such Patents shall [***].  On a Collaboration Target-by-Collaboration Target basis, if any BicycleTx Background Patents or BicycleTx Platform Patents exist prior to the delivery of the LSR Go Data Package for a Collaboration Target [***]

[***] BicycleTx Other Constructs, BicycleTx [***] that (i) are [***] and/or (ii) [***] under this Agreement. For clarity, [***].  All remaining Patents in the relevant Patent family shall be included as BicycleTx Collaboration Patents for all purposes in the Agreement, including with respect to all prosecution, enforcement, extension, and other related provisions.

9.4.2     BicycleTx Collaboration Patents.  BicycleTx shall (a) prior to Dev Go for a Collaboration Program, have the obligation to prepare, file, prosecute, and maintain the applicable BicycleTx Product Patents [***]; and (b) use good faith efforts to prepare, file, prosecute, and maintain the BicycleTx Collaboration Patents other than BicycleTx Product Patents [***] in a manner consistent with BicycleTx’s standard practices with respect to its other Patents.  Except as set forth under Section 9.4.5 with respect to BicycleTx Product Patents following Dev Go for a given Collaboration Program, in consultation with Genentech, BicycleTx shall have the sole right, through the use of internal counsel, or outside counsel [***], to prepare, file, prosecute, and maintain the BicycleTx Collaboration Patents worldwide, at BicycleTx’s sole cost and expense.  BicycleTx shall keep Genentech fully informed of all material steps with regard to the preparation, filing, prosecution, and maintenance of all BicycleTx Collaboration Patents, [***].  BicycleTx shall [***] the requests and suggestions of Genentech with respect to such BicycleTx drafts and with respect to strategies for filing and prosecuting the BicycleTx Collaboration Patents in the Territory.  Notwithstanding the foregoing, BicycleTx shall promptly inform Genentech of any adversarial patent office proceeding or sua sponte filing, including a request for, or filing of or declaration of, any interference, opposition, Third Party observation, derivation proceeding, inter partes review, post grant review, supplementary examination, reissue or inter parte or ex parte reexamination relating to a BicycleTx Collaboration Patent in the Territory.  The Parties shall thereafter consult and cooperate to determine a course of action with respect to any such proceeding in the Territory and BicycleTx shall [***] all comments, requests and suggestions provided by Genentech.  BicycleTx shall not [***]. If BicycleTx decides not to prepare, file, prosecute, or maintain any BicycleTx Collaboration Patent other than a BicycleTx Product Patent [***], BicycleTx shall provide reasonable prior written notice to Genentech of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such BicycleTx Collaboration Patent other than a BicycleTx Product Patent [***]), and Genentech may thereupon provide BicycleTx written notice to elect for BicycleTx to continue the preparation, filing, prosecution, and maintenance of such BicycleTx Collaboration Patent other than a BicycleTx Product Patent [***], at Genentech’s sole cost and expense.  Upon BicycleTx’s receipt of such written notice, BicycleTx shall continue the preparation, filing, prosecution, and maintenance of such BicycleTx Collaboration Patent other than a BicycleTx Product Patent [***], at Genentech’s sole cost and expense.

9.4.3     Genentech Background Patents.  Genentech shall have the sole right, but not the obligation, through the use of internal or outside counsel, to prepare, file, prosecute, and maintain the Genentech Background Patents worldwide, at Genentech’s sole cost and expense.

9.4.4     Genentech Collaboration Patents and Joint Collaboration Patents.  Genentech shall have the first right, but not the obligation, through the use of internal counsel, or outside counsel reasonably acceptable to BicycleTx, to prepare, file, prosecute, and maintain the Genentech Collaboration Patents and Joint Collaboration Patents worldwide, at Genentech’s sole cost and expense.  Genentech shall keep BicycleTx fully informed of all material steps with regard to the preparation, filing, prosecution, and maintenance of Genentech Collaboration Patents and Joint Collaboration Patents, [***].  Genentech shall [***] the requests and suggestions of BicycleTx with respect to such Genentech drafts and with respect to strategies for filing and prosecuting the Genentech Collaboration Patents and Joint Collaboration Patents in the Territory.  If Genentech decides not to prepare, file, prosecute, or maintain a Genentech Collaboration Patent or Joint Collaboration Patent in a country or other jurisdiction in the Territory, Genentech shall provide reasonable prior written notice to BicycleTx of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such Genentech Collaboration Patent or Joint Collaboration Patent in such country or other jurisdiction), and BicycleTx shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Genentech Collaboration Patent or Joint Collaboration Patent at its sole cost and expense in such country or other jurisdiction.  Upon BicycleTx’s written acceptance of such option, BicycleTx shall assume the responsibility and control for the preparation, filing, prosecution, and maintenance of such Genentech Collaboration Patent or Joint Collaboration Patent.  In such event, Genentech shall reasonably cooperate with BicycleTx with respect to such Genentech Collaboration Patent or Joint Collaboration Patent in such country or other jurisdiction as provided under Section 9.4.6.

9.4.5     Product Patents Following Dev Go. On a Collaboration Program-by-Collaboration Program basis, Genentech shall have the first right, but not the obligation, through the use of internal counsel, or outside counsel [***], to prepare, file, prosecute, and maintain (a) the Genentech Product Patents, and (b) following Dev Go for a given Collaboration Program, all BicycleTx Product Patents arising from such Collaboration Program, on a worldwide basis, at Genentech’s sole cost and expense.  Upon Genentech’s request following the delivery by Genentech of a Dev Go Notice for a given Collaboration Program, BicycleTx shall promptly take all necessary steps to transfer to Genentech’s selected patent counsel the prosecution files and materials for all BicycleTx Product Patents specifically relating to such Collaboration Program.  Genentech shall keep BicycleTx fully informed of all material steps with regard to the preparation, filing, prosecution, and maintenance of Product Patents, [***]

[***].  Genentech shall [***] the requests and suggestions of BicycleTx with respect to such Genentech drafts and with respect to strategies for filing and prosecuting the Product Patents in the Territory.  If Genentech decides not to prepare, file, prosecute, or maintain a Product Patent in a country or other jurisdiction in the Territory, Genentech shall provide reasonable prior written notice to BicycleTx of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such Product Patent in such country or other jurisdiction), and BicycleTx shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Product Patent at its sole cost and expense in such country or other jurisdiction.  Upon BicycleTx’s written acceptance of such option, BicycleTx shall assume the responsibility and control for the preparation, filing, prosecution, and maintenance of such specific Product Patent.  In such event, Genentech shall reasonably cooperate with BicycleTx with respect to such Product Patent in such country or other jurisdiction as provided under Section 9.4.6.

9.4.6     Cooperation.  The Parties agree to cooperate fully in the preparation, filing, prosecution, and maintenance of the Product Patents and Collaboration Patents in the Territory under this Agreement.  Cooperation shall include:

(a)         without limiting any other rights and obligations of the Parties under this Agreement, cooperating with respect to the timing, scope and filing of such Patents to preserve and enhance the patent protection for Compounds and Licensed Products, including the manufacture and use thereof;

(b)         executing all papers and instruments, or requiring its employees or contractors to execute such papers and instruments, so as to (i) effectuate the ownership of intellectual property set forth in Section 9.1.1 and Section 9.1.2; (ii) enable the other Party to apply for and to prosecute Patent applications in the Territory; and (iii) obtain and maintain any Patent extensions, supplementary protection certificates, and the like with respect to the Product Patents and Collaboration Patents in the Territory, in each case ((i), (ii), and (iii)) to the extent provided for in this Agreement;

(c)         consistent with this Agreement, assisting in any license registration processes with applicable governmental authorities that may be available in the Territory for the protection of a Party’s interests in this Agreement; and

(d)         promptly informing the other Party of any matters coming to such Party’s attention that may materially affect the preparation, filing, prosecution, or maintenance of any such Patents in the Territory.

9.4.7     CREATE Act. It is the intention of the Parties that this Agreement is a “joint research agreement” as that phrase is defined in 35 USC § 102(c) (AIA) or 35 USC § 103(c) (pre-AIA).  In the event that either Party to this Agreement intends to overcome a rejection of a claimed invention within the Collaboration Patents or Product Patents under this Agreement pursuant to the provisions of 35 USC § 102(c) or 35 USC § 103(c), such Party shall first obtain the prior written consent of the other Party.  Following receipt of such written consent, such Party shall limit any amendment to the specification or statement to the patent office with respect to this Agreement to that which is strictly required by 35 USC § 102(c) or 35 USC § 103(c) and the rules and regulations promulgated thereunder and which is consistent with the terms and conditions of this Agreement.  If the Parties agree that, in order to overcome a rejection of a claimed invention within the Collaboration Patents and/or Product Patents pursuant to the provisions of the CREATE Act, the filing of a terminal disclaimer is required or advisable, the Parties shall first agree on terms and conditions under which the patent application subject to such terminal disclaimer and the patent or application over which such application is disclaimed shall be jointly enforced, if and to the extent that the Parties have not previously agreed to such terms and conditions.  If Genentech enters into an agreement with a Third Party with respect to the further research, development or commercialization of a Compound, a Development Candidate or Licensed Product, BicycleTx shall, upon Genentech’s request, similarly enter into such agreement with such Third Party for the purposes of furthering the Parties’ objectives under this Agreement, provided that such agreement is consistent with the rights of BicycleTx under this Section 9.4.7 and does not place any material obligation on BicycleTx.

9.4.8     Patent Term Extension and Supplementary Protection Certificate.  Genentech shall be responsible for making decisions regarding patent term extensions, including supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable, for Genentech Background Patents, Genentech Collaboration Patents, Product Patents and Joint Collaboration Patents in any country or other jurisdiction and for applying for any extension or supplementary protection certificate with respect to such Patents in the Territory.  BicycleTx shall provide prompt and reasonable assistance, as requested by Genentech, including by taking such action as patent holder as is required under any Applicable Law to obtain such patent extension or supplementary protection certificate.  Genentech shall pay all expenses with respect to obtaining the extension or supplementary protection certificate in the Territory.  In case that Genentech desires that a patent term extension should be applied for a BicycleTx Platform Patent or a BicycleTx Background Patent, BicycleTx and Genentech shall [***], provided that [***].

9.4.9     Patent Listings.  Genentech will have the sole right to make all filings with Regulatory Authorities in the Territory with respect to Genentech Background Patents, Genentech Collaboration Patents, Product Patents and Joint Collaboration Patents, including as required or allowed under Applicable Law, provided that with respect to Joint Collaboration Patents such right shall be solely with respect to Licensed Products. Genentech shall notify BicycleTx in writing of any BicycleTx Background Patents and BicycleTx Platform Patents that it intends to list with Regulatory Authorities related to the Licensed Products and, prior to filing any such listing, consult with and [***] the requests and suggestions of BicycleTx regarding the same.

9.5        Patent Enforcement.

9.5.1     BicycleTx Background Patents, BicycleTx Platform Patents and BicycleTx Collaboration Patents.

(a)         Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of a BicycleTx Background Patent or BicycleTx Collaboration Patent by a Third Party in the Territory of which such Party becomes aware based on the development, commercialization, or an application to market a product containing a Compound or any Licensed Product in the Territory (the “Product Infringement”).

(b)         BicycleTx shall have the sole right, but not the obligation, to prosecute any Product Infringement involving any claims of BicycleTx Background Patents, BicycleTx Platform Patents and BicycleTx Collaboration Patents at its sole expense and BicycleTx shall retain control of the prosecution of such claim, suit or proceeding.

9.5.2     Genentech Background Patents, Genentech Collaboration Patents, Product Patents and Joint Collaboration Patents.

(a)         Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of a Genentech Background Patent, Genentech Collaboration Patent, a Product Patent or a Joint Collaboration Patent by a Third Party in the Territory of which such Party becomes aware (including alleged or threatened infringement based on the development, commercialization, or an application to market a product containing a Compound or any Licensed Product in the Territory).

(b)         Genentech shall have the sole right, but not the obligation, to prosecute any such infringement of Genentech Background Patents in the Territory at its sole expense, and Genentech shall retain control of the prosecution of such claim, suit or proceeding.

(c)         Genentech shall have the first right, but not the obligation, to prosecute any such infringement of Genentech Collaboration Patents, Product Patents and Joint Collaboration Patents, in each case in the Territory at its sole expense, and Genentech shall retain control of the prosecution of such claim, suit or proceeding.  In the event Genentech prosecutes any such infringement, BicycleTx shall have the right to join as a party to such claim, suit or proceeding in the Territory and participate with its own counsel at its own expense; provided that Genentech shall retain control of the prosecution of such claim, suit or proceeding.  If Genentech does not take commercially reasonable steps to prosecute the alleged or threatened infringement in the Territory with respect to any such Genentech Collaboration Patent, Product Patent or Joint Collaboration Patent (i) within [***] following the first notice provided above with respect to such alleged infringement, or (ii) [***] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then BicycleTx may prosecute the alleged or threatened infringement in the Territory at its own expense.

9.5.3     Cooperation.  The Parties agree to cooperate fully in any infringement action pursuant to this Section 9.5.  To the extent necessary for a Party to bring such an action, the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action.  Unless otherwise set forth herein, the Party entitled to bring any patent infringement litigation in accordance with this Section 9.5 shall have the right to settle such claim; provided that neither Party shall have the right to settle any patent infringement litigation under this Section 9.5 in a manner that materially diminishes or has a material adverse effect on the rights or interest of the other Party, or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party.  The Party commencing the litigation shall provide the other Party with copies of all pleadings and other documents filed with the court and shall consider reasonable input from the other Party during the course of the proceedings.

9.5.4     Recovery.  Any recovery realized as a result of such litigation described in Section 9.5.1 or Section 9.5.2 (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses).  Any remainder after such reimbursement is made shall be [***]; provided, that [***].

9.6        Infringement Claims by Third Parties.  If the manufacture, sale, or use of a Discovery Construct or Licensed Product in the Territory pursuant to this Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by Genentech (or its Affiliates or Sublicensees), Genentech shall promptly notify BicycleTx thereof in writing.  Genentech shall have the first right, but not the obligation, to defend and control the defense of any such claim, suit, or proceeding at its own expense, using counsel of its own choice.  BicycleTx may participate in any such claim, suit, or proceeding with counsel of its choice at its own expense.  Without limitation of the foregoing, if Genentech finds it necessary or desirable to join BicycleTx as a party to any such action, BicycleTx shall, at Genentech’s expense, execute all papers and perform such acts as shall be reasonably required.  If Genentech elects (in a written communication submitted to BicycleTx within a reasonable amount of time after notice of the alleged patent infringement) not to defend or control the defense of, or otherwise fails to initiate and maintain the defense of, any such claim, suit, or proceeding, within such time periods so that BicycleTx is not prejudiced by any delays, BicycleTx may conduct and control the defense of any such claim, suit, or proceeding at its own expense.  Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit, or proceeding.  Any recoveries by Genentech of any sanctions awarded to Genentech and against a party asserting a claim being defended under this Section 9.6 shall be applied first to reimburse each Party for its reasonable out-of-pocket costs of defending or participating in such claim, suit, or proceedings, on a pro rata basis.  The balance of any such recoveries shall be [***].

9.7        Invalidity or Unenforceability Defenses or Actions.

9.7.1     Notice.  Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the BicycleTx Background Patents, BicycleTx Platform Patents, Genentech Background Patents, Genentech Collaboration Patents, Product Patents or Joint Collaboration Patents by a Third Party, in each case in the Territory and of which such Party becomes aware.

9.7.2     BicycleTx Background Patents.  BicycleTx shall have the sole right, but not the obligation, to defend and control the defense of the validity and enforceability of the BicycleTx Background Patents at its own expense in the Territory.

9.7.3     BicycleTx Platform Patents and BicycleTx Collaboration Patents.  Subject to Section 9.7.5 with respect to BicycleTx Product Patents following Dev Go for a given Collaboration Program, BicycleTx shall have the sole right, but not the obligation, to defend and control the defense of the validity and enforceability of the BicycleTx Platform Patents and BicycleTx Collaboration Patents at its own expense in the Territory.  Genentech may participate in any such claim, suit, or proceeding in the Territory with counsel of its choice at its own expense; provided that BicycleTx shall retain control of the defense in such claim, suit, or proceeding.

9.7.4     Genentech Background Patents.  Genentech shall have the sole right, but not the obligation, to defend and control the defense of the validity and enforceability of the Genentech Background Patents at its own expense in the Territory.

9.7.5     Genentech Collaboration Patents, Product Patents and Joint Collaboration Patents.  Genentech shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Genentech Collaboration Patents, Product Patents and Joint

Collaboration Patents at its own expense in the Territory, provided that with respect to BicycleTx Product Patents, Genentech shall have such rights only following Dev Go for the applicable Collaboration Program.  BicycleTx may participate in any such claim, suit, or proceeding in the Territory related to the Genentech Collaboration Patents, Product Patents and Joint Collaboration Patents with counsel of its choice at its own expense; provided that Genentech shall retain control of the defense in such claim, suit, or proceeding.  If Genentech elects not to defend or control the defense of the Genentech Collaboration Patents, Product Patents and Joint Collaboration Patents in a suit brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then BicycleTx may conduct and control the defense of any such claim, suit, or proceeding, at its own expense; provided, that BicycleTx shall obtain the written consent of Genentech prior to settling or compromising such defense.

9.7.6     Cooperation.  Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 9.7, including by being joined as a party plaintiff in such action or proceeding, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours.  In connection with any such defense or claim or counterclaim, the controlling Party shall consider in good faith any comments from the other Party, shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim, or counterclaim.  In connection with the activities set forth in this Section 9.7, each Party shall consult with the other as to the strategy for the defense of the BicycleTx Collaboration Patents, Genentech Collaboration Patents, Product Patents and Joint Collaboration Patents.

9.8        Third Party Licenses.  If, [***], the Development, Manufacture, or Commercialization of any Compound or Licensed Product by Genentech, any of its Affiliates, or any of its or their Sublicensees would infringe or misappropriate any Patent, trade secret, or other intellectual property right of a Third Party in any country or other jurisdiction in the Territory,  then Genentech shall have the sole right, but not the obligation, to negotiate and obtain a license from such Third Party [***] for Genentech and its Affiliates, and its and their Sublicensees to Develop, Manufacture, and Commercialize a Compound or Licensed Products in such country or other jurisdiction, and Genentech shall promptly provide BicycleTx with written notice of any such license, including the identity of the counter-party and a description of the Patent, trade secret, or other intellectual property right.  For clarity, BicycleTx shall be solely responsible for obtaining, negotiating, maintaining BicycleTx Future In-License Agreements and paying any payments due under such BicycleTx Future In-License Agreements. Notwithstanding the foregoing, any Know-How, Regulatory Documentation, material, Patent, or other property right to which rights are obtained by BicycleTx under any agreement entered into following the Effective Date other than a BicycleTx Future In-License Agreement (collectively, “Future Rights”), and for which payments are or would be owed to a Third Party for the Exploitation of such Future Rights in connection with a Compound or Licensed Product under this Agreement, shall not be deemed to be included within BicycleTx Background Patents or BicycleTx Background Know-How, or within the license granted to Genentech pursuant to Section 7.1, unless [***].

9.9        Product Trademarks.  As between the Parties, Genentech shall own all right, title, and interest to the Product Trademarks in the Territory, and shall be responsible for the registration, prosecution, maintenance and enforcement thereof.  All costs and expenses of registering, prosecuting, maintaining and enforcing the Product Trademarks shall be borne solely by Genentech.  BicycleTx shall provide all assistance and documents reasonably requested by Genentech in support of its prosecution, registration, maintenance and enforcement of the Product Trademarks.

9.10      Inventor’s Remuneration.  Each Party shall be solely responsible for any remuneration that may be due such Party's inventors under any applicable inventor remuneration laws.

9.11      Common Interest.  All information exchanged between the Parties regarding the prosecution, maintenance, enforcement and defense of Patents under this ARTICLE 9 will be deemed to be Confidential Information of the disclosing Party.  In addition, the Parties acknowledge and agree that, with regard to such prosecution, maintenance, enforcement and defense, the interests of the Parties as collaborators are to, for their mutual benefit, obtain patent protection and plan patent defense against potential infringement activities by Third Parties, and as such, are aligned and are legal in nature.  The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning Patents under this ARTICLE 9, including privilege under the common interest doctrine and similar or related doctrines.  Notwithstanding anything to the contrary in this Agreement, to the extent a Party has a good faith belief that any information required to be disclosed by such Party to the other Party under this ARTICLE 9 is protected by attorney-client privilege or any other applicable legal privilege or immunity, such Party shall not be required to disclose such information and the Parties shall in good faith cooperate to agree upon a procedure (including without limitation entering into a specific common interest agreement or disclosing such information on a “for counsel eyes only” basis or similar procedure) under which such information may be disclosed without waiving or breaching such privilege or immunity.

ARTICLE 10

PHARMACOVIGILANCE AND SAFETY

10.1      Pharmacovigilance.  On a Licensed Product-by-Licensed Product basis, the Parties shall determine the necessity and timing for the execution of a separate pharmacovigilance agreement specifying the procedure for the information exchange of safety data and adverse events that may occur during the clinical Development of a Licensed Product.  Each such pharmacovigilance agreement shall be in a mutually agreed format and enable each Party to meet reporting requirements with any applicable Regulatory Authority and include the set-up and maintenance of a global safety database.

10.2      Notification requirements. During the Term, BicycleTx shall promptly notify Genentech of any safety issues of which BicycleTx becomes aware that [***].

ARTICLE 11

CONFIDENTIALITY AND NON-DISCLOSURE

11.1      Confidentiality Obligations.  At all times during the Term and for a period of [***] following termination or expiration hereof in its entirety, each Party shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary or useful for the performance of, or the exercise of such Party’s rights under, this Agreement.  Notwithstanding the foregoing, to the extent the receiving Party can demonstrate by documentation or other competent proof, the confidentiality and non-use obligations under this Section 11.1 with respect to any Confidential Information shall not include any information that:

11.1.1   has been published by a Third Party or otherwise is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party;

11.1.2   has been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information; provided that the foregoing exception shall not apply to Joint Know-How;

11.1.3   is subsequently received by the receiving Party from a Third Party without restriction and without breach of any agreement between such Third Party and the disclosing Party;

11.1.4   is generally made available to Third Parties by the disclosing Party without restriction on disclosure; or

11.1.5   has been independently developed by or for the receiving Party without reference to, or use or disclosure of, the disclosing Party’s Confidential Information; provided that the foregoing exception shall not apply to Joint Know-How.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

11.2      Permitted Use or Disclosures.

11.2.1   Each Party may disclose Confidential Information to the extent that such disclosure is, in the reasonable opinion of the receiving Party’s legal counsel, required to be disclosed pursuant to law, regulation or a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental body of competent jurisdiction provided, that the receiving Party shall first have given prompt written notice (and to the extent possible, at least [***] notice) to the disclosing Party and given the disclosing Party a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information.  If no protective order or other remedy is obtained, or the disclosing Party waives compliance with the terms of this Agreement, the receiving Party shall furnish only that portion of Confidential Information which the receiving Party is advised by counsel is legally required to be disclosed; for clarity, disclosures required in the reasonable opinion of the receiving Party’s legal counsel to the U.S. Securities and Exchange Commission (or equivalent foreign agency) shall be subject to the following Section 11.2.2.

11.2.2   The Parties acknowledge that either or both Parties (or its Affiliates) may be obligated to make one or more filings (including to file a copy of this Agreement) with the U.S. Securities and Exchange Commission (or equivalent foreign agency) or a governmental authority. Each Party will be entitled to make such a required filing, provided that if such filing includes a copy of this Agreement it will (a) submit in connection with such filing a copy of this Agreement in a form mutually agreed by the Parties in advance or, if, despite the reasonable efforts of BicycleTx, a form mutually agreed by the Parties cannot be agreed in advance, redacted to the extent permitted by Applicable Law (the “Redacted Agreement”), (b) request, and use reasonable efforts consistent with Applicable Laws to obtain confidential treatment of all terms redacted from this Agreement, as reflected in the Redacted Agreement, [***], (c) to the extent consistent with Applicable Law, promptly deliver to the other Party any written correspondence received by it or its representatives from the U.S. Securities and Exchange Commission (or equivalent foreign agency) or a governmental authority with respect to such confidential treatment request and promptly advise the other Party of any other material communications between it or its representatives with the U.S. Securities and Exchange Commission (or equivalent foreign agency) or a governmental authority with respect to such confidential treatment request, (d) upon the written request of the other Party, if legally justifiable, request an appropriate extension of the term of the confidential treatment period, and (e) if [***] in the Redacted Agreement, use reasonable efforts [***]. For clarity, following a request from a governmental authority to change the redactions requested by a Party, [***] such Party shall provide the other Party with a notice of the required change and a copy of the revised redactions.  Each Party will be responsible for its own legal and other external costs in connection with any such filing, registration or notification.

11.2.3   Each Party may disclose the terms and conditions of this Agreement and Confidential Information of the other Party (a) on a need-to-know basis to its legal and financial advisors under appropriate conditions of confidentiality, (b) under appropriate conditions of confidentiality in connection with an actual or potential (i) permitted license or sublicense of its rights hereunder, (ii) debt, lease or equity financing of such Party, (iii) merger, Acquisition, consolidation, share exchange or other similar transaction involving such Party and a Third Party, or (iv) co-funding or financing arrangement, provided that in each (i) to (iv) the receiving Party provides prior written notice of such disclosure to the disclosing Party and, to the extent practicable, takes reasonable and lawful actions to minimize the degree of such disclosure, (c) to any Third Party that is or may be engaged to perform services in connection with the Development, Manufacturing, or Commercialization of the Products as necessary to enable such Third Party to perform such services and under appropriate conditions of confidentiality, (d) to any government agency or authority in connection with seeking government, funding, support or grants, and (e) to the extent such disclosure is reasonably necessary in filing, prosecuting, or enforcing patent, copyright and trademark rights, obtaining and maintaining Regulatory Approvals, or conducting preclinical or clinical trials and (f) to Third Parties requesting clinical trial data information (in accordance with the then-current data sharing policy of Genentech and its Affiliates; provided that prior to any such disclosures pursuant to (a)-(c), any Third Party receiving such Confidential Information of the disclosing Party shall be contractually obligated to substantially the same obligations of non-disclosure and non-use of the receiving Party as set forth in Section 11.1, and the receiving Party shall be liable for any breach thereof by such Third Party.

11.3      Use of Name.  Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or Trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance.  The restrictions imposed by this Section 11.3 shall not prohibit either Party from making any disclosure identifying the other Party that, in the opinion of the disclosing Party’s counsel, is required by Applicable Law; provided, that such Party shall submit the proposed disclosure identifying the other Party in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon.

11.4      Press Releases. Genentech shall issue press releases in accordance with its internal policy that typically does not issue a second press release until clinical proof of concept has been achieved for a Licensed Product. Genentech shall provide BicycleTx with a copy of any draft press release related to the activities contemplated by this Agreement at least [***] (or such shorter period as may be mandated by Applicable Law) prior to its intended publication for BicycleTx’s review. [***]. Genentech shall consider BicycleTx's suggestions in issuing its press release. BicycleTx shall only issue press releases related to the activities contemplated by this Agreement that either [***]. In all circumstances, BicycleTx shall provide Genentech with a draft press release at least [***] (or such shorter period as may be mandated by Applicable Law) prior to its intended publication for Genentech’s review. During such period, Genentech shall [***]. To ensure communication alignment, responses (if any) to inquiries by media or other Third Parties after issuance of a permitted press release by BicycleTx (solely or jointly with Genentech) shall consist solely of the press release language or shall follow the response guidelines that may be mutually developed by the Parties.

11.5      Publications.  During the Term, the following restrictions shall apply with respect to disclosure by any Party of Confidential Information relating to the Licensed Product in any publication or presentation:

11.5.1   Both Parties acknowledge that it is their policy for the studies and results thereof to be registered and published in accordance with their internal guidelines. Genentech, in accordance with its internal policies and procedures, shall have the right to publish all studies and clinical trials conducted by or on behalf of Genentech (and results thereof) on the clinical trial registries that are maintained by or on behalf of Genentech without BicycleTx’s review or approval if no Confidential Information of BicycleTx is included. BicycleTx shall not publish any studies, clinical trials or results thereof related to this Agreement on its clinical trial registry, provided however, that Genentech’s clinical trial registry can be accessed via a link from Bicycle’s clinical trial registry.

11.5.2   A Party (“Publishing Party”) shall provide the other Party with a copy of any proposed publication or presentation at least [***] prior to submission for publication so as to provide such other Party with an opportunity to recommend any changes to the Publishing Party that it reasonably believes are necessary to continue to maintain such Party’s Confidential Information in accordance with the requirements of this Agreement. The incorporation of such recommended changes shall not be unreasonably refused; and if such other Party notifies (“Publishing Notice”) the Publishing Party in writing, within [***] after receipt of the copy of the proposed publication or presentation, that such publication or presentation in its reasonable judgment (a) contains an Invention, solely or jointly conceived and/or reduced to practice by the other Party, for which the other Party reasonably desires to obtain patent protection or (b) could be expected to have a material adverse effect on the commercial value of any Confidential Information disclosed by the other Party to the Publishing Party, the Publishing Party shall prevent such publication or delay such publication for a mutually agreeable period of time. In the case of Inventions, a delay shall be for a period reasonably sufficient to permit the timely preparation and filing of a patent application(s) on such invention, and in no event less than [***] from the date of the Publishing Notice.  Notwithstanding anything to the contrary in this Section 11.5.2,  [***].

11.6      Destruction of Confidential Information.  Upon the effective date of the termination of this Agreement for any reason, the Parties shall, with respect to Confidential Information (in the event of termination of this Agreement with respect to one (1) or more Terminated Territories or Terminated Targets but not in its entirety, solely to the extent relating specifically and exclusively to such Terminated Territories and/or Terminated Targets or Terminated Assets, as applicable) to which such other Party does not retain rights under the surviving provisions of this Agreement,  as soon as reasonably practicable, destroy all copies of such Confidential Information in the possession of the other Party and confirm such destruction in writing to the other Party, provided, that such other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder, as required by Applicable Law, or for archival purposes. [***] Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose.

ARTICLE 12

REPRESENTATIONS AND WARRANTIES

12.1      Mutual Representations and Warranties.  BicycleTx and Genentech each represents and warrants to the other, as of the Effective Date, as follows:

12.1.1   Organization.  It is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority, to execute, deliver, and perform this Agreement.

12.1.2   Authorization.  The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate (a) such Party’s charter documents, bylaws, or other organizational documents, (b) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.

12.1.3   Binding Agreement.  This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

12.1.4   No Inconsistent Obligation.  It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

12.2      Additional Representations and Warranties of Bicycle.  BicycleTx further represents and warrants to Genentech, as of the Effective Date, as follows:

12.2.1   All BicycleTx Background Patents and BicycleTx Platform Patents existing as of the Effective Date are listed on Schedule 12.2.1 (the “Existing Patents”).

12.2.2   There are no judgments, or settlements against, or amounts with respect thereto, owed by BicycleTx or any of its Affiliates relating to the Existing Patents or the BicycleTx Background Know-How.  No claim or litigation has been brought or threatened in writing or any other form by any Person alleging, and BicycleTx has no knowledge of any claim, whether or not asserted, that the Existing Patents are invalid or unenforceable.

12.2.3   To BicycleTx’s knowledge, no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate the Existing Patents or the BicycleTx Background Know-How.

12.2.4   BicycleTx is the sole and exclusive owner of the entire right, title and interest in the Existing Patents, and such Existing Patents are free of any encumbrance, lien, or claim of ownership by any Third Party.  BicycleTx is entitled to grant the licenses specified herein.

12.2.5   Neither BicycleTx nor any of its employees nor, to BicycleTx’s knowledge, agents performing hereunder, have ever been, are currently, or are the subject of a proceeding that could lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual or added to the FDA’s Disqualified/Restricted List.  If, during the Term, BicycleTx, or any of its employees or agents performing hereunder, become or are the subject of a proceeding that could lead to a Person becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual or added to the FDA’s Disqualified/Restricted List, BicycleTx shall immediately notify Genentech, and Genentech shall have the right, exercisable upon written notice given by Genentech to terminate this Agreement.  This provision shall survive termination or expiration of this Agreement. For purposes of this Agreement, the following definitions shall apply:

(a)         A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a person that has an approved or pending drug or biological product application.

(b)         A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any Drug Approval Application, or a subsidiary or affiliate of a Debarred Entity.

(c)         An “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

(d)         A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a - 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

(e)         “FDA’s Disqualified/Restricted List” is the list of clinical investigators restricted from receiving investigational drugs, biologics, or devices who the FDA has determined have repeatedly or deliberately failed to comply with regulatory requirements for studies or have submitted false information to the study sponsor or the FDA.

12.3      Additional Representations, Warranties and Covenants of Genentech.  Genentech represents and warrants to BicycleTx, as of the Effective Date, as follows:

12.3.1   that Genentech is entitled to grant BicycleTx the license as specified in Section 7.2 with regard to Genentech Background Patents and Genentech Background Know-How Controlled by Genentech or any of its Affiliates on the Effective Date.

12.3.2   Genentech covenants to BicycleTx that if it becomes aware that any employee or agent performing activities in connection with a Collaboration Program is, at any time during the conduct of such Collaboration Program, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual or added to the FDA’s Disqualified/Restricted List, it shall immediately notify BicycleTx thereof. This provision shall survive termination or expiration of this Agreement.

12.4      Covenants of Bicycle.  BicycleTx covenants to Genentech as follows:

12.4.1   During the Term, neither BicycleTx nor any of its Affiliates shall encumber or diminish the rights granted to Genentech hereunder with respect to the BicycleTx Patents, including by not (a)  knowingly committing any acts or knowingly permitting the occurrence of any omissions that would adversely affect the rights granted to Genentech hereunder, (b) knowingly committing any acts or knowingly permitting the occurrence of any omissions that would cause the breach or termination of any BicycleTx Future In-License Agreement, or (c) amending or otherwise modifying or permitting to be amended or modified, any BicycleTx Future In-License Agreement, where such amendment or modification would adversely affect the rights granted to Genentech hereunder.  BicycleTx shall promptly provide Genentech with notice of any alleged, threatened, or actual breach of any BicycleTx Future In-License Agreement.

12.4.2   In performing obligations under this Agreement, BicycleTx and its Affiliates will not knowingly infringe or misappropriate any Patents or other intellectual property that are Controlled by Third Parties but are not Controlled by BicycleTx or its Affiliates.

12.4.3   BicycleTx and its Affiliates will employ Persons with appropriate education, knowledge and experience to conduct and to oversee the Discovery Research Activities.

12.4.4   BicycleTx shall have obtained from each of its Affiliates, sublicensees, employees and agents who are participating in the Exploitation of the Compounds or Licensed Products or who otherwise have access to any Genentech Know-How or other Confidential Information of Genentech, rights to any and all Know-How that is reasonably necessary for the Development or Commercialization of Compounds or Licensed Products, in each case prior to the performance of or participation in such activities, such that Genentech shall, by virtue of this Agreement, receive from BicycleTx, without payments beyond those required by ARTICLE 8, the licenses and other rights granted to Genentech hereunder.

12.5      DISCLAIMER OF WARRANTIES.  EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 13

INDEMNIFICATION; INSURANCE

13.1      Indemnification of Bicycle.  Genentech shall indemnify, defend and hold harmless BicycleTx, its Affiliates and its and their respective directors, officers, employees, and agents (the “BicycleTx Indemnitees”) from and against any and all losses, damages, liabilities, penalties, settlements, costs, taxes (including penalties and interest) and expenses (including reasonable attorneys’ fees and other expenses of litigation) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (collectively, “Third Party Claims”) incurred by or rendered against the BicycleTx Indemnitees arising from or occurring as a result of: (a) the breach by Genentech or its Affiliates of this Agreement; (b) the negligence, recklessness or willful misconduct on the part of Genentech or its Affiliates or their respective directors, officers, employees, and agents in performing its or their obligations under this Agreement; or (c) the Exploitation of any Discovery Constructs or Licensed Products by Genentech or its Affiliates or Sublicensees; except, in the case of clauses (a) through (c) above, to the extent BicycleTx has an obligation to indemnify Genentech pursuant to Section 13.2.

13.2      Indemnification of Genentech.  BicycleTx shall indemnify, defend and hold harmless Genentech, its Affiliates and its and their respective directors, officers, employees, and agents (the “Genentech Indemnitees”) from and against any and all Losses in connection with any and all Third Party Claims incurred by or rendered against the Genentech Indemnitees arising from or occurring as a result of: (a) the breach by BicycleTx or its Affiliates of this Agreement; (b) the negligence, recklessness or willful misconduct on the part of BicycleTx or its Affiliates or its or their respective directors, officers, employees, and agents in performing its obligations under this Agreement; or (c) the Exploitation of any Discovery Constructs by BicycleTx or its Affiliates pursuant to the practice of any Unblocking License following termination of this Agreement; except, in the case of clauses (a) through (c) above, to the extent Genentech has an obligation to indemnify BicycleTx pursuant to Section 13.1.

13.3      Notice of Claim.  All indemnification claims in respect of a Party, its Affiliates, or its or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”).  The Indemnified Party shall give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this ARTICLE 13, but in no event shall the Indemnifying Party be liable for any Losses that result from any delay by the Indemnified Party in providing such notice.  Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).  The Indemnified Party shall furnish promptly to the Indemnitee copies of all papers and official documents received in respect of any Losses and Third Party Claims.

13.4      Control of Defense. The Indemnifying Party shall have the right, but not the obligation, to conduct and control, through counsel of its choosing, any action for which indemnification is sought, and if the Indemnifying Party elects to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses of other legal counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. The Indemnifying Party may settle any action, claim or suit for which the Indemnified Party is seeking indemnification; provided that the Indemnifying Party shall first give the Indemnified Party advance written notice of any proposed compromise or settlement and such Indemnified Party provides prior written approval, such approval not to be unreasonably withheld or delayed. The Parties and their employees shall cooperate fully with each other and their legal representatives in the investigation, defense, prosecution, negotiation, or settlement of any such claim or suit. Each Party’s indemnification obligations under this ARTICLE 13 shall not apply to amounts paid by an Indemnified Party in settlement of any action with respect to a Third Party claim, if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be withheld unreasonably. In no event shall the Indemnifying Party settle or abate any Third Party Claim in a manner that would diminish the rights or interests of the Indemnified Party, admit any liability, fault or guilt by the Indemnified Party or obligate the Indemnified Party to make any payment, take any action, or refrain from taking any action, without the prior written approval of the Indemnified Party.

13.5      Limitation of Liability. EXCEPT FOR DAMAGES PAYABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 11 (BASED ON REASONABLE WRITTEN EVIDENCE) OR REQUIRED TO BE PAID PURSUANT TO A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 13, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS INTERRUPTION, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY LICENSE GRANTED HERUNDER, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.6      Insurance.  Each Party shall obtain and carry in full force and effect the minimum insurance requirements set forth herein.  Such insurance (a) shall be primary insurance with respect to each Party’s own participation under this Agreement, (b) shall be issued by a recognized insurer [***], (c) shall list the other Party as an additional named insured thereunder, and (d) shall require [***] written notice to be given to the other Party prior to any cancellation, non-renewal or material change thereof.

13.6.1   Types and Minimum Limits.  The types of insurance, and minimum limits shall be:

(a)         [***].

(b)         [***].

(c)         [***].

13.6.2   Certificates of Insurance.  Upon request by a Party, the other Party shall provide Certificates of Insurance evidencing compliance with this Section 13.6 (including evidence of permitted self-insurance, as applicable).  The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, then such Party shall continue to maintain such insurance after the expiration or termination of this Agreement for the longer of (a) a period of [***] following termination or expiration of this Agreement in its entirety, or (b) with respect to a particular Party, last sale of a Licensed Product (or but for expiration or termination, would be considered a Licensed Product) sold under this Agreement by a Party.

13.6.3   Self-Insurance.  Notwithstanding the foregoing in this Section 13.6, a Party may self-insure, in whole or in part, the insurance requirements described above, provided that such Party (on a consolidated basis with its Affiliates) [***], provides, upon request of the other Party, reasonable evidence thereof to such other Party.

ARTICLE 14

TERM AND TERMINATION

14.1      Term. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect on a Collaboration Program-by-Collaboration Program basis, until the later of (a) the completion or termination of all Discovery Research Activities for such Collaboration Program without Genentech delivering a Dev Go Notice for any Collaboration Program, or (b) if Genentech delivers a Dev Go Notice for such Collaboration Program, the expiration of the Royalty Term for all Licensed Products for such Collaboration Program in the Territory (such period, the “Term”); provided that, following the expiration of the Term under clause (b), on a Collaboration Program-by-Collaboration Program and country-by-country basis, the license grant to Genentech in Section 7.1 shall become non-exclusive, fully-paid, royalty-free and irrevocable.

14.2      Termination For Convenience.  Genentech may terminate this Agreement in its entirety or on a Collaboration Program-by-Collaboration Program basis and/or Major Market-by-Major Market basis, for any or no reason, upon:

14.2.1   [***] prior written notice to BicycleTx if termination occurs prior to [***];

14.2.2   [***] prior written notice to BicycleTx if termination occurs after [***]; and

14.2.3   [***] days prior written notice to BicycleTx if termination occurs after [***].

With regard to termination of the Agreement in its entirety pursuant to this Section 14.2, the notice period shall be the period set forth in Section 14.2.1,  Section 14.2.2 or Section 14.2.3 that is applicable to the Collaboration Program that is furthest advanced at the time of such termination.

If Genentech terminates this Agreement pursuant to this Section 14.2, Genentech shall grant, and hereby grants to BicycleTx and its Affiliates, as applicable, an Unblocking License for the applicable Terminated Target(s), and Section 14.6 shall apply.

14.3      Termination for Uncured Material Breach.

14.3.1   Material Breach.  If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached one (1) or more of its material obligations under this Agreement, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Breach Notice”).  If (a) the Breaching Party does not dispute that it has committed a material breach of one (1) or more of its material obligations under this Agreement, and (b) either (i) the Breaching Party fails to cure such breach within [***] after receipt of the Breach Notice (“Breach Cure Period”), or (ii) a cure cannot be fully achieved within such Breach Cure Period and the Breaching Party has failed to commence to cure or has failed to use diligent efforts to achieve a full cure within the Breach Cure Period or as soon thereafter as is reasonably possible, then the Non-Breaching Party may terminate this Agreement in whole or in part upon written notice to the Breaching Party, effective upon receipt by the Breaching Party.  If the Breaching Party disputes in good faith that it has materially breached one (1) or more of its material obligations under this Agreement or that it has failed to timely or diligently cure such material breach, the Dispute shall be resolved pursuant to Section 15.7 and the Breach Cure Period shall be tolled until such dispute is so resolved.  Upon a determination of material breach or failure to cure, the Breaching Party may have the remainder of the Breach Cure Period to cure such material breach.  If such material breach is not cured within the Breach Cure Period, then absent withdrawal of the Non-Breaching Party’s request for termination, this Agreement shall terminate in whole or in part (i.e., for the Terminated Target or the Terminated Asset(s) in the applicable Terminated Territories), effective as of the expiration of the Breach Cure Period.

14.3.2   Adverse Ruling. Furthermore, if as a result of the application Section 15.7, the Breaching Party is determined to be in material breach of one (1) or more of its material obligations under this Agreement, such that the Non-Breaching Party has the right to terminate this Agreement in whole (or in part under Section 14.3.3 or 14.3.4) (an “Adverse Ruling”) and the Breaching Party fails to complete the actions specified in such Adverse Ruling, or to cure such material breach within [***] after such Adverse Ruling, or such other period (which may be shorter) as the Arbitrator may provide in such Adverse Ruling, then the Non-Breaching Party may terminate this Agreement in whole or in part upon written notice to the Breaching Party.

14.3.3   Genentech’s Uncured Material Breach of Diligence Obligations Following Dev Go.  Notwithstanding Section 14.3.1, if the material breach and failure to cure contemplated by Section 14.3.1 is with respect to Genentech’s Development or Commercialization diligence obligations under Section 5.1 or Section 6.2 respectively solely with respect to [***]

[***]. For clarity, termination under this Section 14.3.3 may occur only on a Collaboration Program-by-Collaboration Program basis.

14.3.4   Genentech’s Uncured Material Breach prior to Dev Go.  Notwithstanding Section 14.3.1, if the material breach and failure to cure contemplated by Section 14.3.1 is solely with respect to Genentech’s obligations under this Agreement with respect to any single Collaboration Program prior to Dev Go, BicycleTx shall not have the right to terminate this Agreement in its entirety, but shall have the right to terminate this Agreement solely with respect to such Collaboration Program. For clarity, a termination of a single Collaboration Program under this Section 14.3.4 shall not affect the rights and obligations of the Parties with regard to the use of Targeting Arms that were the subject of activities in the terminated Collaboration Program, to the extent such Targeting Arms are the subject of activities in other then-ongoing Collaboration Programs or activities outside this Agreement as permitted under this Agreement.

14.4      Termination for Insolvency.  If either Party (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within ninety (90) days after such filing, (d)  is a party to any dissolution or liquidation, (e) files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within ninety (90) days of the filing thereof, or (f) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

14.5      Rights in Bankruptcy.

14.5.1   Applicability of 11 U.S.C. § 365(n).  All rights and licenses (collectively, the “Intellectual Property”) granted under or pursuant to this Agreement, including all rights and licenses to use improvements or enhancements developed during the Term, are intended to be, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code.  The Parties agree that the licensee of such Intellectual Property under this Agreement shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, including Section 365(n) of the Bankruptcy Code, or any analogous provisions in any other country or jurisdiction.  All of the rights granted to either Party under this Agreement shall be deemed to exist immediately before the occurrence of any bankruptcy case in which the other Party is the debtor.

14.5.2   Rights of non-Debtor Party in Bankruptcy.  If a bankruptcy proceeding is commenced by or against either Party under the Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the non-debtor Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any Intellectual Property and all embodiments of such Intellectual Property, which, if not already in the non-debtor Party’s possession, shall be delivered to the non-debtor Party within [***] of such request; provided, that the debtor Party is excused from its obligation to deliver the

Intellectual Property to the extent the debtor Party continues to perform all of its obligations under this Agreement and the Agreement has not been rejected pursuant to the Bankruptcy Code or any analogous provision in any other country or jurisdiction.

14.6      Effects of Termination.

14.6.1   Termination by Genentech for Convenience or by BicycleTx for Genentech’s Uncured Material Breach or Genentech’s Insolvency. In the event of a termination of this Agreement in its entirety or in part by Genentech pursuant to Section 14.2 or by BicycleTx pursuant to Section 14.3 or 14.4, then the following terms of this Section 14.6.1 shall apply:

(a)         Subject to Section 14.6.1(d), the rights and licenses granted by BicycleTx to Genentech under this Agreement shall terminate with regard to all applicable Terminated Targets, Terminated Assets and/or Terminated Territories, as of the effective date of termination. If such termination occurs [***],  then, if [***] the applicable Terminated Assets or Terminated Targets [***],  the Parties shall [***] with regard to the applicable Terminated Targets and Terminated Assets.

(b)         In the case of termination after Dev Go for a given Collaboration Program, Genentech shall, within [***] following the effective date of termination (or in the case of termination by Genentech for convenience, no later than the effective date of termination) (“Initial Reversion Package Period”), provide copies to BicycleTx, [***], of (i) a summary of [***] and (ii) a good faith estimate of [***] then available to Genentech (the “Initial Reversion Package”). Within [***] following the delivery of the Initial Reversion Package, BicycleTx shall notify Genentech in writing whether it wishes to conduct or not to conduct more extensive diligence in order to evaluate the BicycleTx Option pursuant to Section 14.6.1(c). If BicycleTx provides timely notice for more extensive diligence, then the Parties shall discuss in good faith and agree what additional information relating to the applicable Terminated Assets would be [***] for BicycleTx to assess whether to exercise the BicycleTx Option (as defined below) and reasonably assess the value of the program for the purposes of negotiating Reversion Terms (as defined below), taking into consideration what additional information Genentech can reasonably provide, while [***], to facilitate BicycleTx’s evaluation (the “Secondary Reversion Package”, and together with the Initial reversion Package, the “Reversion Packages”).  Any such discussion and transfer of the Secondary Reversion Package shall be completed within [***] of BicycleTx’s notice to Genentech under this Section 14.6.1(b) (“Secondary Reversion Package Period”). The Parties shall agree upon a procedure for BicycleTx to evaluate [***]. BicycleTx shall have the right to use the Reversion Packages solely to evaluate whether to exercise the BicycleTx Option below, and for no other purpose.

(c)         Commencing upon the date of termination and ending [***] following delivery of the last of the Reversion Packages from Genentech to BicycleTx (the “Option Period”),

BicycleTx will have an option (the “BicycleTx Option”) to obtain from Genentech (i) a worldwide, royalty-bearing, sublicensable (through multiple tiers) license to Exploit the applicable Terminated Asset(s) in the applicable Territory(ies) under (A) Patents and Know How Controlled by Genentech ([***]) that are [***] to Exploit the applicable Terminated Assets, (B) to the extent not assigned to BicycleTx under the following subclause (ii), Genentech’s interest in Joint Collaboration Patents and Joint Collaboration Know-How, and (C) any Product Trademarks Controlled by Genentech, and (ii) an assignment of Genentech’s interest in Joint Collaboration Patents and Joint Collaboration Know-How that (1) was [***] for the Collaboration Program including such Terminated Assets, and (2) [***] the Exploitation of the Terminated Assets in the applicable Territories [***], provided that for clarity, no assignment shall be required with respect to Genentech’s interest in Joint Collaboration Patents and Joint Collaboration Know-How [***] for the applicable Collaboration Program (collectively the rights, license and intellectual property in (i) and (ii), the “Reversion Rights”). In the event of the foregoing assignment by Genentech of its interest in Joint Collaboration Patents and Joint Collaboration Know-How, BicycleTx [***]. If BicycleTx does not exercise the BicycleTx Option, then [***]. If BicycleTx exercises the BicycleTx Option, then the Parties shall [***] with regard to the applicable Terminated Targets and Terminated Assets.

(d)         The Parties will negotiate commercially reasonable terms, taking into account the then current stage of the applicable Terminated Assets in the applicable Terminated Territories (“Reversion Terms”), which shall be negotiated in good faith by the Parties within [***] following the exercise of the BicycleTx Option by BicycleTx (“Negotiation Period”) and contained in a written reversion agreement to be concluded and executed by and between the Parties (“Reversion Agreement”).

(e)         If the Parties are unable to agree on the Reversion Terms of a Reversion Agreement within the Negotiation Period, such Dispute shall be submitted for final resolution binding arbitration pursuant to Section 14.6.2.

[***]

[***]

[***]

14.6.3   Termination by Genentech for BicycleTx’s Uncured Material Breach or Insolvency. In the event of a termination by Genentech pursuant to Section 14.3 for BicycleTx’s uncured material breach or Section 14.4 for BicycleTx’s insolvency, all rights and licenses granted by one Party to the other Party under this Agreement shall terminate on the effective date of termination, (i) prior to Dev Go, in their entirety or with respect to each Terminated Target, and (ii) after Dev Go with respect to Terminated Assets in the applicable Terminated Territories, as applicable.  In addition, the following terms shall apply:

(a)         BicycleTx will have no further obligations under this Agreement with respect to the Terminated Targets or Terminated Assets, including any obligations under ARTICLE 5, other than, for clarity, any damages resulting from BicycleTx’s breach that Genentech may be awarded in connection with any final resolution of a Dispute under Section 15.7, regardless of whether Genentech has terminated the Agreement in its entirety or in part with regard to the applicable Terminated Target or Terminated Asset, [***].

(b)         Genentech will have no further obligations under this Agreement with respect to Terminated Targets or Terminated Assets in the applicable Terminated Territories, including any obligations under ARTICLE 8.

14.7      Rights in Lieu of Termination.  Following the delivery of an Dev Go Notice for a given Collaboration Program, if Genentech has the right to terminate this Agreement in its entirety or with respect to a given Collaboration Program pursuant to Section 14.3 (i.e. by mutual agreement of the Parties regarding a material breach by BicycleTx or as may be finally determined in an Adverse Ruling following final resolution under Section 15.7), then within [***] following the expiration of the relevant cure period, if any, Genentech may, by written notice to BicycleTx, and as its sole and exclusive remedy in lieu of exercising its right under Section 14.3 with respect to such breach, and in lieu of any other remedy, elect to continue this Agreement (in its entirety or with respect to the affected Collaboration Program) as modified by this Section 14.7, in which case, effective as of the date Genentech delivers notice of such election to BicycleTx:

14.7.1   all rights and licenses granted by Genentech under the Agreement to BicycleTx shall immediately terminate with respect to all affected Collaboration Programs;

14.7.2   all rights and licenses granted by BicycleTx shall survive;

14.7.3   BicycleTx’s obligations under this Agreement will remain in force, provided that BicycleTx will have no further obligations under this Agreement with respect to the performance of Discovery Research Activities or in connection with Development Candidates or Licensed Products relating to the affected Collaboration Programs;

14.7.4   BicycleTx will continue to perform its obligations with respect to BicycleTx Background Patents and BicycleTx Program Patents pursuant to Section 9.4; and

14.7.5   all provisions of this Agreement with respect to Genentech’s rights and obligations shall apply, provided that, without limiting Section 13.5, and in lieu of damages to which Genentech may otherwise have been entitled as a result of the Adverse Ruling as a consequence of BicycleTx’s material breach, the Parties will require that the arbitrator include in any Adverse Ruling following final resolution under Section 15.7, or in the absence of such an arbitration proceeding, the Parties [***] payable by Genentech to BicycleTx in connection with Development Candidates and Licensed Products included in the affected Collaboration Programs, taking into consideration: [***], provided that if, despite good faith discussions, the Parties are unable to agree on the equitable reduction, then the Dispute regarding the appropriate reduction, if any, shall be resolved pursuant to Section 15.7.

14.8      Termination of Terminated Territory.  In the event of a termination of this Agreement with respect to a Terminated Territory (but not in the case of any termination of this Agreement in its entirety), the term “Territory” shall be automatically amended to exclude the Terminated Territory and all rights and licenses granted by BicycleTx hereunder (a) shall automatically be deemed to be amended to exclude, if applicable, the right to market, promote, detail, distribute, import, sell, offer for sale, file any Drug Approval Application for, or seek any Regulatory Approval for Compounds or Licensed Products in such Terminated Territory, and (b) shall otherwise survive and continue in effect in such Terminated Territory solely for the purpose of furthering any Commercialization of the Compounds or Licensed Products in the Territory other than the Terminated Territory or any Development or Manufacturing in support thereof.

14.9      Accrued Rights; Surviving Obligations.

14.9.1   Termination or expiration of this Agreement (either in its entirety or with respect to one (1) or more Terminated Territories or with respect to a Terminated Target or Terminated Asset) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration.  Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.  Without limiting the foregoing, the following Articles and Sections of this Agreement shall survive the termination or expiration of this Agreement for any reason: Articles 1 (Definitions), 11 (Confidentiality and Non-Disclosure;  excluding Section 11.5 [***]), 13 (Indemnification; Insurance), and 15 (Miscellaneous), and Sections 2.3.2(e)-2.3.2(i) (Antigen Targets; Targeting Arms), 2.5.1(e) (LSR Go), 2.5.3 (Termination of Discovery Research Activities for a Collaboration Program), 3.2.7 (Effects of Target Substitution), 5.3 (Transfer of CMC Materials prior to Dev Go), 5.6.3 (Records), 7.3 (Mutual Grants), 7.6 (Retention of Rights), 7.7 (No Implied Licenses), 8.14 (Audit), 8.15 (Audit Dispute), 8.16 (Confidentiality), 9.1 (Ownership of Intellectual Property), 9.3 (Assignment Obligation), 9.4.4 (Genentech Collaboration Patents and Joint Collaboration Patents; solely with respect to Joint Collaboration Patents); 9.11 (Common Interest), 14.1 (Term), 14.2 (Termination for Convenience), 14.5 (Rights in Bankruptcy), 14.6 (Effects of Termination), 14.8 (Termination of Terminated Territory), and 14.9 (Accrued Rights; Surviving Obligations).  If this Agreement is terminated with respect to a Terminated Territory or a Terminated Target but not in its entirety, then following such termination the foregoing provisions of this Agreement shall remain in effect with respect to the Terminated Territory or Terminated Target, as applicable (to the extent they would survive and apply in the event the Agreement expires or is terminated in its entirety), and all provisions not surviving in accordance with the foregoing shall terminate upon termination of this Agreement with respect to the Terminated Territory, Terminated Target or Terminated Asset, as applicable and be of no further force and effect (and, for purposes of clarity, all provisions of this Agreement shall remain in effect with respect to all countries in the Territory other than the Terminated Territory or with respect to the Collaboration Target other than the Terminated Target).

14.9.2   Notwithstanding the termination of Genentech’s licenses and other rights under this Agreement or with respect to a particular Major Market or country or other jurisdiction or with respect to a Terminated Target, as the case may be, if this Agreement is terminated in its entirety or in part by Genentech pursuant to Section 14.3 or 14.4, with BicycleTx’s prior written consent, not to be unreasonably withheld, for up to [***] after the effective date of such termination with respect to each Major Market or country or other jurisdiction or Terminated Target with respect to which such termination applies, Genentech may continue to sell or otherwise dispose of all Licensed Product then in its inventory and any in-progress inventory, in each case that is intended for sale or disposition in such Major Market or country or other jurisdiction or, in the case of a Terminated Target, in the Territory, as though this Agreement had not terminated with respect to such Major Market or country or other jurisdiction or Terminated Target, as applicable, and such sale or disposition shall not constitute infringement of BicycleTx’s or its Affiliates’ Patent or other intellectual property or other proprietary rights.  For purposes of clarity, Genentech shall continue to make payments thereon as provided in ARTICLE 8 (as if this Agreement had not terminated with respect to such Major Market or country or other jurisdiction or Terminated Target, as applicable).

ARTICLE 15

MISCELLANEOUS

15.1      Force Majeure.  Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God, or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement).  The non-performing Party shall notify the other Party of such force majeure within [***] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect.  The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

15.2      Export Control.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

15.3      Assignment.  Neither Party shall sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, that either Party may make such an assignment without the other Party’s consent (a) to its Affiliate, provided that if the entity to which this Agreement is assigned ceases to be an Affiliate of the assigning Party, this Agreement will be automatically assigned back to the assigning Party or its successor or (b) to a successor, whether in a merger, sale of stock, sale of assets or any other transaction, of the business to which this Agreement relates.  Any attempted assignment or delegation in violation of this Section 15.3 shall be void and of no effect.  All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of BicycleTx or Genentech, as the case may be.  The permitted assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement.  Without limiting the generality of the foregoing, the grant of rights set forth in this Agreement shall be binding upon any successor or permitted assignee of BicycleTx, and the obligations of Genentech (including all payment obligations), shall run in favor of any such successor or permitted assignee of BicycleTx’s benefits under this Agreement.  Notwithstanding the foregoing, all rights to Know-How, Patents, materials and other intellectual property Controlled by a Third Party permitted assignee of a Party (or any of such Third Party’s affiliates immediately prior to the closing of such assignment) immediately prior to such assignment shall be automatically excluded from the rights licensed or granted to the other Party under this Agreement.

15.4      Effects of a Change of Control.  If there is a Change of Control of BicycleTx, then BicycleTx shall provide written notice to Genentech at least [***] prior to the closing date of such Change of Control, subject to any confidentiality or other legal obligations of BicycleTx then in effect (but in any event Bicycle shall notify Genentech within [***] after the closing date of such Change of Control).  Following the closing date of the Change of Control, the Change of Control Group in connection with such Change of Control shall Segregate any Segregation Products (if any).

15.5      Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties.

15.6      Governing Law, Jurisdiction and Service.

15.6.1   Governing Law.  This Agreement or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of the State of New York, United States excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction; provided, that all questions concerning (a) inventorship of Patents under this Agreement shall be determined in accordance with Section 9.2 and (b) the construction or effect of Patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular Patent has been filed or granted, as the case may be.  The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

15.6.2   Service.  Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 15.8.2 shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement in any such court.

15.7      Dispute Resolution.  Except as provided in Section 8.15,  Section 14.6.2 and Section 15.7.2, any dispute arising out of or relating to this Agreement that has not been resolved at the JRC or otherwise under the terms of this Agreement, including the determination of the scope or applicability of this Section 15.7 and the agreement to arbitrate, or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this Section 15.7.

15.7.1   General.  Any Dispute shall first be referred to the Alliance Managers who will seek to resolve the issue within [***].  If no resolution is obtained, the issue will be elevated to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue.  Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties.  If the Senior Officers are not able to agree on the resolution of any such issue within [***] (or such other period of time as mutually agreed by the Senior Officers) after such issue was first referred to them, then, except as otherwise set forth in Section 15.7.2, the Dispute shall be finally settled by arbitration as set forth in Section 15.7.3.  Any dispute concerning the commencement of the arbitration shall be finally settled by the arbitrators.

15.7.2   Intellectual Property Disputes.  If a Dispute arises with respect to the validity, scope, enforceability, inventorship or ownership of any Patent, Trademark or other intellectual property rights, and such Dispute cannot be resolved in accordance with Section 15.7.1, unless otherwise agreed by the Parties in writing, such Dispute shall not be submitted to an arbitration proceeding in accordance with Section 15.7.3 and instead, either Party may initiate litigation in a court of competent jurisdiction, notwithstanding Section 15.6, in any country or other jurisdiction in which such rights apply.  This notwithstanding, the Parties expressly waive any right to a jury trial in connection with disputes under this Section 15.7.2.  In case of a Dispute between the Parties with respect to inventorship, the Parties shall jointly select a patent attorney registered before the United States Patent and Trademark Office and submit such Dispute to the mutually-selected patent attorney for resolution by expert determination under the United States patent law.  The decision of such patent attorney with respect to inventorship shall be final, and the Parties agree to be bound by the decision and share equally the expenses of such patent attorney. If, within [***] after the Senior Officers have failed to settle a Dispute regarding inventorship the Parties have not been able to mutually agree on the selection of a patent attorney for such expert determination, each Party shall appoint a patent counsel within [***] and both Party-appointed patent counsels shall, within [***] following the last appointment of a patent counsel by a Party, nominate the patent counsel who will conduct the expert determination under this Section 15.7.2.

15.7.3   Arbitration.  Any arbitration shall take place in accordance with Schedule 15.7.3.

15.7.4   Adverse Ruling.  Any determination pursuant to this Section 15.7 that a Party is in material breach of its material obligations hereunder shall specify a (nonexclusive) set of actions to be taken to cure such material breach, if feasible.

15.7.5   Interim Relief.  Notwithstanding anything herein to the contrary in this Section 15.7, in the event that a Party reasonably requires relief on a more expedited basis than would be possible pursuant to the procedure set forth in this ARTICLE 15, such Party may seek interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, if necessary to protect the interests of such Party.  This Section 15.7.5 shall be specifically enforceable.

15.7.6   Pending Dispute. Good Faith Performance of Activities. During a pending Dispute, where this Agreement has not yet been terminated, each Party shall continue to perform in good faith its obligations under this Agreement.

15.8      Notices.

15.8.1   Notice Requirements.  Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if (a) delivered by hand, (b) sent by facsimile transmission (with transmission confirmed), or (c) by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 15.8.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 15.8.1.  Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.  This Section 15.8.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

15.8.2   Address for Notice.

If to Genentech, to:

Genentech, Inc.

1 DNA Way

South San Francisco, CA 94080

Attn: Corporate Secretary

Facsimile: [***]

with a copy (which shall not constitute notice) to:

Genentech, Inc.

1 DNA Way

South San Francisco, CA 94080

Attn: Pharma Partnering, Alliance Management

Facsimile: [***]

If to BicycleTx, to:

Bicycle Therapeutics Limited

Building 900

Babraham Research Campus

Cambridge, CB22 3AT

United Kingdom

Attention:  Chief Operating Officer

with a copy (which shall not constitute notice) to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention:  Laura Berezin

Facsimile:  [***]

15.9      Entire Agreement; Amendments.  This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby (including the Prior NDA).  The foregoing shall not be interpreted as a waiver of any remedies available to either Party as a result of any breach by the other Party (or its Affiliates) of its obligations under the Prior NDA, prior to the Effective Date.  Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement.  No amendment, modification, release, or discharge with respect to this Agreement shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

15.10    English Language.  This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language.  Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

15.11    Waiver and Non-Exclusion of Remedies.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

15.12    No Benefit to Third Parties.  Except as provided in ARTICLE 13, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

15.13    Further Assurance.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

15.14    Relationship of the Parties.  It is expressly agreed that BicycleTx, on the one hand, and Genentech, on the other hand, shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture, or agency including for all tax purposes.  Neither BicycleTx nor Genentech shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party to do so.  All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party. The Parties (and any successor, assignee, transferee, or Affiliate of a Party) shall (a) use commercially reasonable efforts to structure the arrangement and activities contemplated by this Agreement to avoid the arrangement contemplated by this Agreement being treated as a partnership that is engaged in a “United States trade or business” for United States tax purposes and (b) not treat or report the relationship between the Parties arising under this Agreement as a partnership for United States tax purposes, without the prior written consent of the other Party unless required by a final “determination” as defined in Section 1313 of the United States Internal Revenue Code of 1986, as amended.

15.15    Performance by Affiliates.  Each Party may use one (1) or more of its Affiliates to perform its obligations and duties hereunder and such Affiliates are expressly granted certain rights herein to perform such obligations and duties; provided that each such Affiliate shall be bound by the corresponding obligations of such Party; and provided further that the assigning Party, subject to an assignment to such Affiliate pursuant to Section 15.3, shall remain liable hereunder for the prompt payment and performance of its obligations hereunder.

15.16    Counterparts; Facsimile Execution.  This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.  This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

15.17    References.  Unless otherwise specified, (a) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section, and (c) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.

15.18    Schedules.  In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

15.19    Construction.  Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or) unless the subjects of the conjunction are, or are intended to be, mutually exclusive.  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term “including,” “include,” or “includes” as used herein shall mean “including, but not limited to,” and shall not limit the generality of any description preceding such term.  The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.  Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

[SIGNATURE PAGE FOLLOWS]

THIS DISCOVERY COLLABORATION AND LICENSE AGREEMENT is executed by the authorized representatives of the Parties as of the Effective Date.

BICYCLETX LIMITED		GENENTECH, INC.

By:	/s/ Kevin Lee	By:	/s/ Edward Harrington

Name:	Dr. Kevin Lee	Name:	Edward Harrington

Title:	CEO	Title:	CFO, Genentech

Schedule 1.60

Dev Go Criteria for the Initial Collaboration Targets

[***]

Schedule 1.66

Discovery Construct Threshold

[***]

Schedule 1.69

Initial Discovery Research Plan

[***]

Schedule 1.81

Existing Targeting Arms

[***]

Schedule 1.111

Genentech Reserved Targets

[***]

Schedule 1.113

Genentech Specified Countries

[***]

Schedule 1.120

Hit Success Criteria for the Initial Collaboration Targets

[***]

Schedule 1.128

Initial Collaboration Targets

[***]

Schedule 1.150

LSR Go Criteria for the Initial Collaboration Targets

[***]

Schedule 2.3.2

Part 1 - Genentech Targeting Arms of Interest

•     [***]

Part 2 – [***] Terms of the [***] License

[***]

Part 3 – Targeting Arm Criteria applicable to the [***] Targeting Arm

•     [***]

Schedule 12.2.1

Existing Patents

[***]

Schedule 15.7.3

Arbitration

1.                 Rules.  Except as otherwise expressly provided in the Agreement (including under Section 15.7.2 of the Agreement), any Dispute that is not resolved amicably pursuant to Section 15.7 of the Agreement shall be referred to and finally resolved through arbitration administered by JAMS pursuant to its International Arbitration Rules and Procedures (the “Rules”), except as modified herein.

2.                 Arbitrators; Seat.  The arbitral tribunal shall be comprised of three arbitrators.  Each Party shall select one (1) arbitrator, and the two (2) arbitrators so selected shall choose a third arbitrator, who shall serve as president of the tribunal, within [***] of the second arbitrator’s appointment.  All three (3) arbitrators shall serve as neutrals, be impartial and independent, and have at least [***].  If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on the third, the necessary appointments shall be made in accordance with the Rules.  The seat, or legal place, of arbitration shall be New York, New York, USA.  The arbitration proceedings and all pleadings and written evidence shall be in the English language.  Any written evidence originally in another language shall be submitted in English translation accompanied by the original or a true copy thereof.

3.                 Procedures; Awards.  Each Party agrees to use reasonable efforts to make all of its current employees available, if reasonably needed, and agrees that the arbitrators may determine any person as necessary.  The arbitrators shall be instructed to render a written, binding, non-appealable resolution and award on each issue that clearly states the basis upon which such resolution and award is made.  The written resolution and award shall be delivered to the Parties as expeditiously as possible, but in no event more than [***] after conclusion of the hearing or the final written submissions, whichever is later, unless otherwise agreed by the Parties or determined by the arbitrators.  The award shall be final and binding and the Parties undertake to carry out the award without delay.  Judgment upon such award may be entered in any competent court.  Each Party agrees that, notwithstanding any provision of applicable law or of this Agreement, it will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any Party.

4.                 Costs.  The prevailing Party, as determined by the arbitrators, shall be entitled to: (a) its share of fees and expenses of the arbitrators; and (b) its reasonable attorneys’ fees and associated costs and expenses.  In determining which Party “prevailed,” the arbitrators shall consider: [***].  If the arbitrators determine that, given the scope of the arbitration, neither Party “prevailed,” the arbitrators shall order that the Parties: (A) share equally the fees and expenses of the arbitrators; and (B) bear their own attorneys’ fees and associated costs and expenses.

5.                 Interim Equitable Relief.  Notwithstanding anything to the contrary in this Schedule 15.7.3, either Party may seek a temporary injunction or other interim equitable relief in a court of competent jurisdiction pending the ability of the arbitrators to review the decision under this Schedule 15.7.3.  Such court shall have no jurisdiction or ability to resolve Disputes beyond the specific issue of temporary injunction or other interim equitable relief.

6.                 Protective Orders; Arbitrability.  At the request of either Party, the arbitrators shall enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.  The arbitrators shall have the power to decide all questions of arbitrability.  Except for purposes of confirming or enforcing an award, court proceedings to obtain interim relief, or as may be required by law, the existence of the Dispute, any settlement negotiations, the arbitration, any submissions (including exhibits, testimony, proposed rulings, and briefs), any rulings and the award shall be deemed to be Confidential Information of both Parties. The arbitrators shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.